                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-46930

THIS PROSPECTUS SUPPLEMENT RELATES TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, BUT IS NOT COMPLETE. WE MAY NOT SELL THESE NOTES UNTIL A FINAL PROSPECTUS SUPPLEMENT IS DELIVERED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE NOTES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE NOTES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                    SUBJECT TO COMPLETION
PROSPECTUS SUPPLEMENT                  PRELIMINARY PROSPECTUS DATED JUNE 4, 2001
(TO PROSPECTUS DATED MAY 17, 2001)
--------------------------------------------------------------------------------

[UBS AG LOGO]
                                     UBS AG
                                      $--
                          --% STAGS DUE JUNE --, 2002
--------------------------------------------------------------------------------

     Each note being offered has the terms described beginning on page S-15, including the following:

- Issuer:            UBS AG
- Issue:             $-- principal amount of STAGS due
                     June --, 2002 linked to shares of
                     common stock of Pfizer Inc.
- Coupon:            --% per annum, payable semi-annually
                     in arrears on December --, 2001 and
                     June --, 2002.
- Initial price      $-- per share of Pfizer Inc. common
  (strike price):    stock (closing price on trade date),
                     subject to antidilution adjustments.

- Initial number of  -- shares of Pfizer Inc. common stock
  shares per $1,000  ($1,000/initial price).
  invested:
- Key dates:         Trade:          June --, 2001
                     Settlement:     June --, 2001
                     Determination: June --, 2002
                     Maturity:      June --, 2002
- Listing:           Application has been made to list the
                     STAGS on the American Stock Exchange.
- Booking branch:    The STAGS will be booked in UBS AG,
                     Jersey Branch.

- Proceeds at maturity are based on the closing price of Pfizer Inc. common stock three business days before maturity:

  If the closing price of Pfizer Inc. common stock is at or above the initial price per share of $--, holders will receive an amount of cash based on the performance of Pfizer Inc. common stock, subject to a maximum gain on the appreciation of Pfizer Inc. common stock of --%.

  If the closing price of Pfizer Inc. common stock is lower than the initial price per share of $--, holders will receive -- of shares of Pfizer Inc. common stock for each $1,000 principal amount of their STAGS (the stock redemption amount). Fractional shares will be paid in cash. The number of shares received for each $1,000 invested will be calculated by dividing the initial price per share of $-- into $1,000.

  Proceeds at maturity may change due to stock splits or other corporate actions, which may result in an adjustment to the stock redemption amount or the strike price or both. See "Antidilution Adjustments" on page S-17.

  YOU MAY LOSE ALL OR SOME OF YOUR INVESTMENT IF THE PRICE OF PFIZER INC. COMMON STOCK DECLINES BELOW THE INITIAL PRICE OF $--.

- Calculation agent: UBS Warburg LLC

SEE "RISK FACTORS" BEGINNING ON PAGE S-4 FOR RISKS RELATED TO AN INVESTMENT IN THE STAGS.

                                                               PRICE TO      UNDERWRITING    PROCEEDS TO
                                                                PUBLIC         DISCOUNT        UBS AG
--------------------------------------------------------------------------------------------------------
Per STAGS...................................................      --%            --%             --%
--------------------------------------------------------------------------------------------------------
Total.......................................................      $--            $--             $--
--------------------------------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The STAGS are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation, an independent agency of the United States Government, or any other governmental agency of the United States, Switzerland or any other jurisdiction.

UBS AG may use this prospectus supplement and accompanying prospectus in the initial sale of any STAGS. In addition, UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. or any other affiliate of UBS AG may use this prospectus supplement and accompanying prospectus in a market-making transaction for any STAGS after its initial sale. Unless UBS AG or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

UBS WARBURG                                                 UBS PAINEWEBBER INC.

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JUNE --, 2001.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary.........   S-1
Risk Factors..........................   S-4
  You may lose some or all of your
     principal........................   S-4
  Your appreciation potential is
     limited..........................   S-4
  You may not have an active trading
     market in the STAGS -- Sales in
     the secondary market may result
     in significant losses............   S-4
  Gain on your STAGS could be treated
     as ordinary interest income......   S-5
  The return on your STAGS may not
     reflect the total return you
     would have achieved if you had
     invested in Pfizer Inc. common
     stock............................   S-5
  If the market price of Pfizer Inc.
     common stock changes, the market
     value of your STAGS may not
     change in the same manner........   S-6
  Trading and other transactions by
     UBS AG or its affiliates in the
     common stock of Pfizer Inc., or
     options and other derivative
     products on the common stock of
     Pfizer Inc., may impair the value
     of the STAGS.....................   S-6
  UBS AG's business activities may
     create conflicts of interest
     between you and us...............   S-6
  You have no shareholder rights in
     the common stock of Pfizer
     Inc. ............................   S-7
  UBS AG and its affiliates have no
     affiliation with Pfizer Inc., and
     are not responsible for Pfizer
     Inc.'s public disclosure of
     information, whether contained in
     SEC filings or otherwise.........   S-7
  You have limited antidilution
     protection.......................   S-7
  There are potential conflicts of
     interest between you and the
     calculation agent................   S-7
  We can postpone the maturity date if
     a market disruption event
     occurs...........................   S-8
Historical Performance of Pfizer
  Inc.................................   S-9
Sensitivity Analysis: Comparison of
  Total Return of the STAGS at
  Maturity Against Owning Pfizer Inc.
  Common Stock........................  S-12
Valuation of the STAGS................  S-14
Specific Terms of the STAGS...........  S-15
Use of Proceeds and Hedging...........  S-25
Supplemental Tax Considerations.......  S-26
ERISA Considerations..................  S-29
Supplemental Plan of Distribution.....  S-30

PROSPECTUS

Prospectus Summary.......................    3
Cautionary Note Regarding Forward-Looking
  Information............................    7
Where You Can Find More Information......    8
Incorporation of Information About UBS...    8
Presentation of Financial Information....    9
Limitations on Enforcement of U.S. Laws
  Against UBS AG, Its Management and
  Others.................................   10
Capitalization of UBS....................   10
UBS......................................   11
Use of Proceeds..........................   13
Description of Notes We May Offer........   14
Considerations Relating to Indexed
  Notes..................................   51
Considerations Relating to Notes
  Denominated or Payable In or Linked to
  a Non-U.S. Dollar Currency.............   54
U.S. Tax Considerations..................   57
Tax Considerations Under The Laws of
  Switzerland............................   68
ERISA Considerations.....................   69
Plan of Distribution.....................   70
Validity of the Notes....................   72
Experts..................................   72

Prospectus Supplement Summary

The following is a summary of the terms of the STAGS, as well as considerations relating to purchasing a STAGS. All of the information set forth in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and the accompanying prospectus.

SUMMARY OF TERMS

The STAGS are issued by UBS AG with a --% annual coupon paid semi-annually and repayment at maturity linked to the performance of Pfizer Inc. common stock. If the closing price of Pfizer Inc. common stock on June --, 2002 (the determination date) is at or above the initial price per share of $-- (strike price), you will receive a cash payment at maturity linked to the performance of Pfizer Inc. common stock, subject to a --% maximum gain on the appreciation of Pfizer Inc. common stock (excluding the semi-annual coupon payments received over the term of your investment). If, however, the closing price of Pfizer Inc. common stock is lower than the initial price per share of $--, you will receive -- shares of Pfizer Inc. common stock for each $1,000 principal amount of the STAGS you hold. Fractional shares will be paid in cash. The number of shares received for each $1,000 invested will be calculated by dividing the initial price per share of $-- into $1,000. The stock redemption amount and the initial price per share of $-- (strike price) may change due to stock splits or other corporate actions. The investment is fully exposed to a decline in the market price of Pfizer Inc. common stock. You could lose some or all of your investment. See "Specific Terms of the STAGS -- Payment at Maturity" on page S-15.

The hypothetical return profile at maturity of owning Pfizer Inc. common stock through the STAGS versus owning Pfizer Inc. common stock directly is presented in the graph below assuming an initial price per share of $43.00, a 1% dividend and a range of stock performance from $0 to $60.00. The graph below also assumes the STAGS have a 6% coupon and a 12% maximum gain on the appreciation of Pfizer Inc. common stock. The actual initial price and maximum gain at maturity will be set on the trade date.
[SENSITIVITY ANALYSIS CHART]

                                                                           STOCK                              BUCCS
                                                                           -----                              -----
0                                                                           0.44                               2.58
1                                                                           1.44                               3.58
2                                                                           2.44                               4.58
3                                                                           3.44                               5.58
4                                                                           4.44                               6.58
5                                                                           5.44                               7.58
6                                                                           6.44                               8.58
7                                                                           7.44                               9.58
8                                                                           8.44                              10.58
9                                                                           9.44                              11.58
10                                                                         10.44                              12.58
11                                                                         11.44                              13.58
12                                                                         12.44                              14.58
13                                                                         13.44                              15.58
14                                                                         14.44                              16.58
15                                                                         15.44                              17.58
16                                                                         16.44                              18.58
17                                                                         17.44                              19.58
18                                                                         18.44                              20.58
19                                                                         19.44                              21.58
20                                                                         20.44                              22.58
21                                                                         21.44                              23.58
22                                                                         22.44                              24.58
23                                                                         23.44                              25.58
24                                                                         24.44                              26.58
25                                                                         25.44                              27.58
26                                                                         26.44                              28.58
27                                                                         27.44                              29.58
28                                                                         28.44                              30.58
29                                                                         29.44                              31.58
30                                                                         30.44                              32.58
31                                                                         31.44                              33.58
32                                                                         32.44                              34.58
33                                                                         33.44                              35.58
34                                                                         34.44                              36.58
35                                                                         35.44                              37.58
36                                                                         36.44                              38.58
37                                                                         37.44                              39.58
38                                                                         38.44                              40.58
39                                                                         39.44                              41.58
40                                                                         40.44                              42.58
41                                                                         41.44                              43.58
42                                                                         42.44                              44.58
43                                                                         43.44                              45.58
44                                                                         44.44                              46.58
45                                                                         45.44                              47.58
46                                                                         46.44                              48.58
47                                                                         47.44                              49.58
48                                                                         48.44                              50.58
48.16                                                                      48.60                              50.74
49                                                                         49.44                              50.74
50                                                                         50.44                              50.74
51                                                                         51.44                              50.74
52                                                                         52.44                              50.74
53                                                                         53.44                              50.74
54                                                                         54.44                              50.74
55                                                                         55.44                              50.74
56                                                                         56.44                              50.74
57                                                                         57.44                              50.74
58                                                                         58.44                              50.74
59                                                                         59.44                              50.74
60                                                                         60.44                              50.74

We cannot predict the future market price of Pfizer Inc. common stock. Investors should be aware that they will not benefit from any increase in the value of Pfizer Inc. common stock beyond --%.

WHO SHOULD AND SHOULD NOT CONSIDER PURCHASING STAGS?

Investors who seek current income and who are willing to accept the risk of owning equities in general and the common stock of Pfizer Inc. in particular should consider purchasing STAGS. These are investors who anticipate that the common stock of Pfizer Inc. will appreciate to a limited degree during the period of the STAGS.

Investors who are unwilling to own the common stock of Pfizer Inc. should not consider purchasing the STAGS. Investors who seek the lower risk (and accept the lower returns of) more traditional bond returns from money market, government or corporate bonds or other traditional fixed income investments should not purchase STAGS.

SELECTED PURCHASE CONSIDERATIONS

- EQUITY RETURNS. The STAGS provide the opportunity to obtain returns of up to --% on Pfizer Inc. common stock. If the market price of Pfizer Inc. common stock declines, you may lose some or all of your investment in the STAGS. If the market price of Pfizer Inc. common stock declines to zero, you will lose your entire investment (except for semi-annual coupon payments). See "Sensitivity Analysis" on page S-12.

- ENHANCED POTENTIAL YIELD. In the event that the closing price of Pfizer Inc. on the determination date remains relatively unchanged, STAGS may provide enhanced performance to investors compared with owning Pfizer Inc. common stock.

- DIVERSIFICATION. The STAGS linked to the performance of the common stock of Pfizer Inc. may help to broaden an existing portfolio mix of stocks, bonds, mutual funds and cash.

- EXCHANGE LISTING. Application has been made to list the STAGS on the American Stock Exchange. However, there can be no guarantee of liquidity in the secondary market.

- U.S. SETTLEMENT.  The STAGS are traded and settled in the U.S. market.

SELECTED RISK CONSIDERATIONS

An investment in STAGS involves significant risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in the "Risk Factors" section of this prospectus supplement, beginning on page S-4. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IN THE STAGS.

- APPRECIATION IS LIMITED TO --% OF THE MARKET PRICE OF PFIZER INC. COMMON STOCK. Investors will not participate in appreciation beyond --% of the market price of Pfizer Inc. common stock.

- MARKET RISKS. The STAGS are exposed to the same downside price risk as the common stock of Pfizer Inc. and do not provide protection of principal. The STAGS are exposed to the same price appreciation potential as the Pfizer Inc. common stock, subject to a maximum gain on the appreciation of Pfizer Inc. common stock of --%.

- LIQUIDITY. There may be little or no secondary market for the STAGS. While UBS Warburg LLC and other affiliates of UBS AG intend to make a market in the STAGS, they are not required to do so and may cease such market making activity at any time without prior notice. If a holder needs to liquidate their STAGS prior to maturity, he or she may have to sell the STAGS at a substantial discount from the principal amount if the market price of the common stock of Pfizer Inc. is at, below, or not sufficiently above the initial price. You should be willing to hold your STAGS until maturity.

CONSIDERATIONS RELATING TO TAXATION

In the opinion of our counsel, Sullivan & Cromwell, it would be reasonable to treat your STAGS as a forward contract with respect to Pfizer Inc. common stock, with your obligation under such forward contract secured by a deposit equal to the principal amount of the STAGS. The terms of your STAGS require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your STAGS for all tax purposes in accordance with such characterization.

The United States federal income tax consequences of your investment in the STAGS (including the timing and character of any inclusion in your income in respect of the STAGS) are uncertain. In particular, if the required treatment of the STAGS as a forward contract with respect to Pfizer Inc. common stock is declared invalid by an administrative or judicial ruling, any gain you recognize on your STAGS could conceivably be treated as ordinary interest income and you could be required to accrue interest income with respect to your STAGS over the term of your STAGS. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in the STAGS.

For a more complete discussion of the United States federal income tax consequences of your investment in the STAGS, including tax consequences applicable to non-United States persons and secondary purchasers of the STAGS, please see the discussion under "Supplemental Tax Considerations -- Supplemental U.S. Tax Considerations" on page S-26.

--------------------------------------------------------------------------------

Risk Factors

The STAGS are not secured debt and are riskier than ordinary unsecured debt securities. The return on the STAGS is linked to the performance of Pfizer Inc. common stock and you may lose some or all of the amount you invest in the STAGS (other than semi-annual coupon payments). Investing in the STAGS is NOT equivalent to investing directly in Pfizer Inc. common stock. This section describes the most significant risks relating to the STAGS. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE STAGS.

YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL

The STAGS combine features of equity and debt. The terms of the STAGS differ from those of ordinary debt securities in that we will NOT pay you a fixed amount at maturity. Instead, at maturity, if the closing price of Pfizer Inc. common stock is more than $-- on the determination date, the STAGS pay an amount in cash based on the performance of Pfizer Inc.'s common stock, subject to a --% maximum gain on the appreciation of the stock. The STAGS are fully exposed to declines in the value of Pfizer Inc. common stock. Therefore, if the closing price of Pfizer Inc. common stock declines below $-- on the determination date, our payment to you at maturity will be -- shares of Pfizer Inc. common stock per $1,000 principal amount of your STAGS. Therefore, if the closing price of Pfizer Inc. common stock on the determination date is less than $--, we will pay you an amount of Pfizer Inc. common stock with a market value less than the principal amount of the STAGS. Accordingly, you can lose some or all of the amount that you invest in the STAGS. See "Sensitivity Analysis" on page S-12.

YOUR APPRECIATION POTENTIAL IS LIMITED

The maximum you can receive on your STAGS is a gain of --%. As a result, you will not share in the appreciation of the value of the Pfizer Inc. common stock above --% of the closing price on the trade date. Therefore, the maximum you can receive on your STAGS at maturity is $-- per $1,000 minimum denomination (exclusive of semi-annual coupon payments received over the term of your investment). See "Sensitivity Analysis" on page S-12.

YOU MAY NOT HAVE AN ACTIVE TRADING MARKET IN THE STAGS -- SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES

You should be willing to hold your STAGS until the maturity date. There may be little or no secondary market for the STAGS. Although application has been made to list the STAGS on the American Stock Exchange, it is not possible to predict whether a secondary market will develop for the STAGS. UBS Warburg LLC and other affiliates of UBS AG currently intend to make a market for the STAGS, although they are NOT required to do so. UBS Warburg LLC or any other affiliate of UBS AG may stop making a market in the STAGS at any time.

Even if a secondary market for the STAGS develops, it may not provide significant liquidity or trade at prices advantageous to you. If you need to sell your STAGS prior to maturity, you may have to do so at a substantial discount from the initial price, and as a result you may suffer substantial losses.

The value of the STAGS may move up or down between the date you purchase them and the determination date when we determine the amount to be paid to holders of the STAGS on the maturity date. Therefore, you may sustain a significant loss if you sell your STAGS in the secondary market during that time. Several factors, many of which are beyond our control, will influence the value of the STAGS. WE EXPECT THAT GENERALLY THE MARKET PRICE OF PFIZER INC. COMMON STOCK ON ANY

RISK FACTORS
--------------------------------------------------------------------------------

DAY WILL AFFECT THE VALUE OF THE STAGS MORE THAN ANY OTHER SINGLE FACTOR. Other factors that may influence the value of the STAGS include:

- the frequency and magnitude of changes in the market price of Pfizer Inc. common stock (volatility)

- supply and demand for the STAGS, including inventory positions at the specialist (if the STAGS are listed), UBS Warburg LLC or any other market maker

- the dividend rate on Pfizer Inc. common stock (while not paid to holders of the STAGS, dividend payments, if any, on the common stock of Pfizer Inc. may have an influence on the market price of the common stock and therefore on the STAGS)

- economic, financial, political and regulatory or judicial events that affect stock markets generally, which may also affect the market price of Pfizer Inc. common stock

- interest and yield rates in the market

- the time remaining to the maturity of the STAGS

- the creditworthiness of UBS AG

GAIN ON YOUR STAGS COULD BE TREATED AS ORDINARY INTEREST INCOME

You should consider the tax consequences of investing in the STAGS. Significant aspects of the tax treatment of the STAGS are uncertain. The Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Specifically, the Internal Revenue Service could assert that the STAGS should be treated for United States federal income tax purposes not as pre-paid forward contracts with respect to the Pfizer Inc. common stock, but rather as contingent debt instruments which are subject to special tax rules. Under these rules, any gain you recognize upon the sale, exchange or maturity of your STAGS would be treated as ordinary interest income and you would be required to accrue interest income with respect to your STAGS over the term of your STAGS.

Please read carefully the section entitled "Considerations Relating to Taxation" in the summary section above and "Supplemental Tax Considerations" on page S-26 of this prospectus supplement, and the sections "U.S. Tax Considerations" and "Tax Considerations Under The Laws of Switzerland" in the accompanying prospectus. You should consult your tax advisor about the tax consequences of your investment in STAGS for your own tax situation.

THE RETURN ON YOUR STAGS MAY NOT REFLECT THE TOTAL RETURN YOU WOULD HAVE ACHIEVED IF YOU HAD INVESTED IN PFIZER INC. COMMON STOCK

You will not receive dividends on the underlying Pfizer Inc. common stock. At maturity, if the closing price of Pfizer Inc. common stock is at or above the initial price per share of $--, for each $1,000 you invest in the STAGS, we will pay you an amount equal to the closing price of Pfizer Inc. common stock on the determination date multiplied by the initial number of shares of Pfizer Inc. common stock (as adjusted), subject to a maximum gain of --% (exclusive of semi-annual coupon payments received over the term of your investment). At maturity, if the closing price of Pfizer Inc. common stock is lower than the initial price per share of $--, for each $1,000 you invest in the STAGS, you will receive -- shares of Pfizer Inc. common stock (the stock redemption amount). The calculation agent will calculate the value of the STAGS by reference to the closing price of Pfizer Inc. common stock on the determination date. See "Sensitivity Analysis" on page S-12.

RISK FACTORS
--------------------------------------------------------------------------------

IF THE MARKET PRICE OF PFIZER INC. COMMON STOCK CHANGES, THE MARKET VALUE OF YOUR STAGS MAY NOT CHANGE IN THE SAME MANNER

Owning the STAGS is not the same as owning common stock of Pfizer Inc. Accordingly, the market value of your STAGS may not have a direct relationship with the market price of Pfizer Inc. common stock and changes in the market price of Pfizer Inc. common stock may not result in a comparable change in the market value of your STAGS. Even if the theoretical value of the STAGS increases over the initial STAGS value of $1,000, the market value of the STAGS may not increase at all or increase by the same magnitude. It is also possible for the market price of the common stock of Pfizer Inc. to increase while the market value of the STAGS declines.

TRADING AND OTHER TRANSACTIONS BY UBS AG OR ITS AFFILIATES IN THE COMMON STOCK OF PFIZER INC., OR OPTIONS AND OTHER DERIVATIVE PRODUCTS ON THE COMMON STOCK OF PFIZER INC., MAY IMPAIR THE VALUE OF THE STAGS

As described below under "Use of Proceeds and Hedging," we or one or more affiliates may hedge our obligations under the STAGS by purchasing Pfizer Inc. common stock, options on that stock or other derivative instruments with returns linked to or related to changes in the performance of Pfizer Inc. common stock and may adjust these hedges by, among other things, purchasing or selling Pfizer Inc. common stock, options or other derivative instruments at any time and from time to time. Although they are not expected to, any of these hedging activities may adversely affect the market price of Pfizer Inc. common stock and, therefore, the value of the STAGS. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the value of the STAGS may decline.

We or one or more of our affiliates may also engage in trading in Pfizer Inc. common stock and other investments relating to Pfizer Inc. on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of Pfizer Inc. common stock and, therefore, the performance of the STAGS. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the value of Pfizer Inc. common stock. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the STAGS.

The indenture governing the STAGS does not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of Pfizer Inc. common stock acquired by us or our affiliates. Neither we nor any of our affiliates will pledge or otherwise hold common stock of Pfizer Inc. for the benefit of holders of the STAGS in order to enable the holders to exchange their STAGS for common stock of Pfizer Inc. under any circumstances. Consequently, in the event of a bankruptcy, insolvency or liquidation involving us, any Pfizer Inc. common stock that we own will be subject to the claims of our creditors generally and will not be available specifically for the benefit of the holders of the STAGS.

UBS Warburg LLC also currently intends to make a secondary market in the STAGS. As a market maker, UBS Warburg LLC's trading of the STAGS may cause UBS Warburg LLC to be long or short STAGS in its inventory. The supply and demand for the STAGS, including inventory positions of market makers (such as UBS Warburg LLC), may affect the secondary market price for the STAGS.

UBS AG'S BUSINESS ACTIVITIES MAY CREATE CONFLICTS OF INTEREST BETWEEN YOU AND US

We and one or more of our affiliates may, at present or in the future, engage in business with Pfizer Inc. and its competitors, including making loans to or equity investments in Pfizer Inc. and its

RISK FACTORS
--------------------------------------------------------------------------------

competitors or providing either with investment banking, asset management or other advisory services, including merger and acquisition advisory services. These activities may present a conflict between our or our affiliates' obligations and your interests as a holder of the STAGS. Moreover, we or one or more of our affiliates have published and may in the future publish research reports on Pfizer Inc. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the STAGS. Any of these activities may affect the market price of Pfizer Inc. common stock and, therefore, the value of the STAGS.

YOU HAVE NO SHAREHOLDER RIGHTS IN THE COMMON STOCK OF PFIZER INC.

As an owner of STAGS, you will not have voting rights or rights to receive dividends or other distributions or any other rights that holders of common stock of Pfizer Inc. would have.

UBS AG AND ITS AFFILIATES HAVE NO AFFILIATION WITH PFIZER INC., AND ARE NOT RESPONSIBLE FOR PFIZER INC.'S PUBLIC DISCLOSURE OF INFORMATION, WHETHER CONTAINED IN SEC FILINGS OR OTHERWISE

UBS AG and its affiliates are not affiliated with Pfizer Inc. and have no ability to control or predict the actions of Pfizer Inc., including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity, and have no ability to control the public disclosure of these corporate actions or any other events or circumstances affecting Pfizer Inc. PFIZER INC. IS NOT INVOLVED IN THE OFFER OF THE STAGS IN ANY WAY AND HAS NO OBLIGATION TO CONSIDER YOUR INTEREST AS AN OWNER OF STAGS IN TAKING ANY CORPORATE ACTIONS THAT MIGHT AFFECT THE VALUE OF YOUR STAGS. PFIZER INC. MAY TAKE ACTIONS THAT WILL ADVERSELY AFFECT THE VALUE OF YOUR STAGS. None of the money you pay for the STAGS will go to Pfizer Inc.

Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about Pfizer Inc. contained in this prospectus supplement or in any of Pfizer Inc.'s publicly available filings. YOU, AS AN INVESTOR IN THE STAGS, SHOULD MAKE YOUR OWN INVESTIGATION INTO PFIZER INC.

YOU HAVE LIMITED ANTIDILUTION PROTECTION

UBS Warburg LLC, as calculation agent for the STAGS, will adjust the amount payable at maturity, by adjusting the stock redemption amount or the strike price or both for certain events affecting Pfizer Inc. common stock, such as stock splits and stock dividends, and certain other corporate actions involving Pfizer Inc., such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect Pfizer Inc. common stock. For example, the calculation agent is not required to make any adjustments if Pfizer Inc. or anyone else makes a partial tender or partial exchange offer for the Pfizer Inc. common stock. IF AN EVENT OCCURS THAT DOES NOT REQUIRE THE CALCULATION AGENT TO ADJUST THE AMOUNT PAYABLE AT MATURITY, THE MARKET PRICE OF THE STAGS AND THE PRINCIPAL AMOUNT OF THE STAGS PAYABLE AT THE MATURITY DATE MAY BE MATERIALLY AND ADVERSELY AFFECTED. You should refer to "Role of the Calculation Agent" below for a description of the items that the calculation agent is responsible to determine.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT

Our affiliate, UBS Warburg LLC, will serve as the calculation agent. UBS Warburg LLC will, among other things, determine the payout to you on the STAGS at maturity. For a fuller description of the calculation agent's role, see "Role of Calculation Agent" on page S-22. The calculation agent will exercise its judgment when performing its functions. UBS Warburg LLC and other affiliates of UBS AG may also carry out hedging activities related to the STAGS or to other instruments, including trading in Pfizer Inc. common stock, as well as in other instruments related to Pfizer Inc. common stock. UBS

RISK FACTORS
--------------------------------------------------------------------------------

Warburg LLC also trades Pfizer Inc. common stock and other financial instruments relating to Pfizer Inc. on a regular basis as part of its general broker-dealer and other businesses. Any of these activities could influence UBS Warburg LLC's determination of adjustments made to the STAGS and any such trading activity could potentially affect the market price of Pfizer Inc. common stock and, accordingly, could affect your payout on the STAGS.

UBS Warburg LLC currently intends to make a secondary market in the STAGS. As a market maker, UBS Warburg LLC's trading of the STAGS may cause UBS Warburg LLC to be long or short STAGS in its inventory. The supply and demand for the STAGS, including inventory positions of market makers (such as UBS Warburg LLC), may affect the secondary market price for the STAGS.

WE CAN POSTPONE THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS

If the calculation agent determines that, on the determination date, a market disruption event has occurred or is continuing, the determination date will be postponed until the first business day on which no market disruption event occurs or is continuing. If such a postponement occurs, then the calculation agent will use the closing price of Pfizer Inc. common stock on the first business day after that day on which no market disruption event occurs or is continuing instead of the closing price on the determination date. In no event, however, will the determination date be postponed by more than five business days. As a result, the maturity date for the STAGS will also be postponed, although not by more than five business days. If the determination date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the determination date. If the market price of Pfizer Inc. common stock is not available on the last possible determination date either because of a market disruption event or for any other reason, the calculation agent will make a good faith estimate of the exchange-traded price for Pfizer Inc. common stock that would have prevailed on the last possible determination date in the absence of the market disruption event or such other reason. See "Market Disruption Event" on page S-16.

--------------------------------------------------------------------------------

HISTORICAL PERFORMANCE OF PFIZER INC.

PFIZER INC.

Based on publicly available information, Pfizer Inc. is a research-based, global pharmaceutical company. They discover, develop, manufacture and market innovative medicines for humans and animals and many of the world's best-known consumer products.

Pfizer Inc. operates in two business segments: Pharmaceuticals and Consumer Products. Pfizer's Pharmaceuticals segment includes: prescription pharmaceuticals for treating cardiovascular diseases, infectious diseases, central nervous system disorders, diabetes, erectile dysfunction, allergies, arthritis and other disorders; products for food animals and companion animals, including parasiticides, antibiotics, vaccines and other veterinary items; and the manufacture of empty hard-gelatin capsules. Pfizer's Consumer Products segment includes self-medications, shaving products and fish food and fish care products, as well as confectionery products consisting of chewing gums, breath mints and cough tablets.

The stock is traded on the New York Stock Exchange under the symbol "PFE." The following table sets forth the quarterly high, low and closing prices for the common stock of Pfizer Inc. based on daily closing prices. The information given below is for the four calendar quarters in each of 1998, 1999 and 2000, and the first quarter of 2001 and partial data for the second calendar quarter of 2001, through June --, 2001. We obtained the trading price information set forth from Bloomberg, without independent verification.

HISTORICAL PERFORMANCE OF PFIZER INC.
--------------------------------------------------------------------------------

YOU SHOULD NOT TAKE THE HISTORICAL PRICES OF PFIZER INC. COMMON STOCK AS AN INDICATION OF FUTURE PERFORMANCE.

QUARTER ENDING   QUARTERLY HIGH   QUARTERLY LOW   QUARTERLY CLOSE
--------------   --------------   -------------   ---------------
-----------------------------------------------------------------

    3/31/98          $33.23          $24.65           $33.23

    6/30/98          $39.42          $32.52           $36.23

    9/30/98          $39.56          $31.00           $35.25

   12/31/98          $42.04          $29.17           $41.67

    3/31/99          $47.69          $37.83           $46.25

    6/30/99          $50.04          $31.71           $36.33

    9/30/99          $40.38          $32.75           $35.88

   12/31/99          $41.75          $32.44           $32.44

    3/31/00          $37.81          $30.00           $36.56

    6/30/00          $48.00          $37.94           $48.00

    9/30/00          $49.00          $39.88           $44.92

   12/31/00          $47.44          $42.19           $46.00

    3/31/01          $46.13          $35.67           $40.95

    6/--/01          $   --          $   --           $   --

Pfizer Inc.'s common stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information filed by Pfizer Inc. with the SEC electronically can be reviewed through a web site maintained by the SEC. The address of the SEC's web site is http://www.sec.gov. Information filed with the SEC by Pfizer Inc. under the Exchange Act can be located by reference to its SEC file number: 1-3619.

Information about Pfizer Inc. may also be obtained from other sources such as press releases, newspaper articles and other publicly disseminated documents.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by Pfizer Inc. with the SEC.

WE OBTAINED THE INFORMATION ABOUT PFIZER INC. IN THIS PROSPECTUS SUPPLEMENT FROM PFIZER INC.'S PUBLIC FILINGS

This prospectus supplement relates only to the STAGS and does not relate to the common stock of Pfizer Inc. We have derived all information about Pfizer Inc. in this prospectus supplement from the publicly available documents referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any "due diligence" investigation or any inquiry of Pfizer Inc. in connection with the offering of the STAGS. We do not make any representation that the publicly available documents or any other publicly available information about Pfizer Inc. are accurate or complete. Furthermore, we do not know whether Pfizer Inc. has disclosed all events occurring before the date of this prospectus supplement -- including events that would affect the accuracy or completeness of the publicly available documents referred to above, the trading price of Pfizer Inc. common stock and, therefore, the final value of the STAGS that the calculation agent will use to determine the payment we will make to you at maturity. Subsequent disclosure of any events of this

HISTORICAL PERFORMANCE OF PFIZER INC.
--------------------------------------------------------------------------------

kind or the disclosure of or failure to disclose material future events concerning Pfizer Inc. could affect the value you will receive at maturity and, therefore, the market value of the STAGS.

WE HAVE NO OBLIGATION TO DISCLOSE INFORMATION ABOUT PFIZER INC. AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT

We or our affiliates currently provide research coverage for Pfizer Inc. and may, from time to time, publish research reports about Pfizer Inc. We may discontinue such coverage or cease writing reports at any time.

We or any of our affiliates may currently or from time to time engage in business with Pfizer Inc., including making loans to or equity investments in Pfizer Inc. or providing advisory services to Pfizer Inc., including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about Pfizer Inc. In addition, one or more of our affiliates may publish research reports about Pfizer Inc. NONETHELESS, AS AN INVESTOR IN A STAGS, YOU SHOULD UNDERTAKE SUCH INDEPENDENT INVESTIGATION OF PFIZER INC. AS IN YOUR JUDGMENT IS APPROPRIATE TO MAKE AN INFORMED DECISION WITH RESPECT TO AN INVESTMENT IN A STAGS.

--------------------------------------------------------------------------------
SENSITIVITY ANALYSIS: COMPARISON OF TOTAL RETURN OF THE STAGS AT MATURITY AGAINST OWNING PFIZER INC. COMMON STOCK

In the examples below, we compare the total return at maturity of owning Pfizer Inc. common stock to the total return of owning the STAGS. The information in the examples is based on hypothetical market prices for Pfizer Inc. common stock and value of the STAGS. We cannot predict the market price of Pfizer Inc. common stock or the value of the STAGS, nor can we predict the relationship between the two. Moreover, the assumptions we have made in connection with the examples set forth below may not reflect actual events.

ASSUMPTIONS
Stock                               Pfizer Inc.
Ticker Symbol                       PFE
Initial Stock Price                 $43
Maximum Stock Return                12%
Annual Coupon on STAGS              6%
Annual Dividend Yield on the Stock  1% ($.11 per quarter)
Term of STAGS                       366 days

                                                                                                            STAGS
                                                                                                             VS.
                                                                                                            STOCK
                                                                                                        -------------
                                                                                                            STAGS
            STOCK PERFORMANCE                                   STAGS PERFORMANCE                       OUTPERFORMANCE
   -----------------------------------       -------------------------------------------------------    (UNDERPERFORMANCE)
                FOUR                                                  SEMI-ANNUAL            366 DAY    VERSUS STOCK
               DIVIDEND              %       STAGS PAYMENT             COUPON                TOTAL      -------------
 STOCK PRICE   PAYMENTS   TOTAL    CHANGE    AT MATURITY(1),(2),(3)   PAYMENTS(4)   TOTAL    RETURN      ($)     (%)
------------   --------   ------   ------    ----------------------   -----------   ------   --------   ------   ----
   $60.00       $0.44     $60.44     41%             $48.16              $2.58      $50.74    18.0%     -$9.70   -23%

   $59.00       $0.44     $59.44     38%             $48.16              $2.58      $50.74    18.0%     -$8.70   -20%

   $58.00       $0.44     $58.44     36%             $48.16              $2.58      $50.74    18.0%     -$7.70   -18%

   $57.00       $0.44     $57.44     34%             $48.16              $2.58      $50.74    18.0%     -$6.70   -16%

   $56.00       $0.44     $56.44     31%             $48.16              $2.58      $50.74    18.0%     -$5.70   -13%

   $55.00       $0.44     $55.44     29%             $48.16              $2.58      $50.74    18.0%     -$4.70   -11%

   $54.00       $0.44     $54.44     27%             $48.16              $2.58      $50.74    18.0%     -$3.70    -9%

   $53.00       $0.44     $53.44     24%             $48.16              $2.58      $50.74    18.0%     -$2.70    -6%

   $52.00       $0.44     $52.44     22%             $48.16              $2.58      $50.74    18.0%     -$1.70    -4%

   $51.00       $0.44     $51.44     20%             $48.16              $2.58      $50.74    18.0%     -$0.70    -2%





   $50.30       $0.44     $50.74     18%             $48.16              $2.58      $50.74    18.0%     $ 0.00     0%


   $50.00       $0.44     $50.44     17%             $48.16              $2.58      $50.74    18.0%     $ 0.30     1%

   $49.00       $0.44     $49.44     15%             $48.16              $2.58      $50.74    18.0%     $ 1.30     3%

   $48.16       $0.44     $48.60     13%             $48.16              $2.58      $50.74    18.0%     $ 2.14     5%

   $48.00       $0.44     $48.44     13%             $48.00              $2.58      $50.58    17.6%     $ 2.14     5%

   $47.00       $0.44     $47.44     10%             $47.00              $2.58      $49.58    15.3%     $ 2.14     5%

   $46.00       $0.44     $46.44      8%             $46.00              $2.58      $48.58    13.0%     $ 2.14     5%

   $45.00       $0.44     $45.44      6%             $45.00              $2.58      $47.58    10.7%     $ 2.14     5%

   $44.00       $0.44     $44.44      3%             $44.00              $2.58      $46.58     8.3%     $ 2.14     5%





   $43.00       $0.44     $43.44      1%             $43.00              $2.58      $45.58     6.0%     $ 2.14     5%


   $42.00       $0.44     $42.44     -1%             $42.00              $2.58      $44.58     3.7%     $ 2.14     5%

   $41.00       $0.44     $41.44     -4%             $41.00              $2.58      $43.58     1.3%     $ 2.14     5%

   $40.00       $0.44     $40.44     -6%             $40.00              $2.58      $42.58    -1.0%     $ 2.14     5%

   $39.00       $0.44     $39.44     -8%             $39.00              $2.58      $41.58    -3.3%     $ 2.14     5%

   $38.00       $0.44     $38.44    -11%             $38.00              $2.58      $40.58    -5.6%     $ 2.14     5%

   $37.00       $0.44     $37.44    -13%             $37.00              $2.58      $39.58    -8.0%     $ 2.14     5%

   $36.00       $0.44     $36.44    -15%             $36.00              $2.58      $38.58   -10.3%     $ 2.14     5%

   $35.00       $0.44     $35.44    -18%             $35.00              $2.58      $37.58   -12.6%     $ 2.14     5%

   $34.00       $0.44     $34.44    -20%             $34.00              $2.58      $36.58   -14.9%     $ 2.14     5%

   $33.00       $0.44     $33.44    -22%             $33.00              $2.58      $35.58   -17.3%     $ 2.14     5%

   $32.00       $0.44     $32.44    -25%             $32.00              $2.58      $34.58   -19.6%     $ 2.14     5%

   $31.00       $0.44     $31.44    -27%             $31.00              $2.58      $33.58   -21.9%     $ 2.14     5%

   $30.00       $0.44     $30.44    -29%             $30.00              $2.58      $32.58   -24.2%     $ 2.14     5%

   $29.00       $0.44     $29.44    -32%             $29.00              $2.58      $31.58   -26.6%     $ 2.14     5%

   $28.00       $0.44     $28.44    -34%             $28.00              $2.58      $30.58   -28.9%     $ 2.14     5%

   $27.00       $0.44     $27.44    -36%             $27.00              $2.58      $29.58   -31.2%     $ 2.14     5%

   $26.00       $0.44     $26.44    -39%             $26.00              $2.58      $28.58   -33.5%     $ 2.14     5%

 .........................................    ........................................................   .............


   $ 0.00       $0.44     $ 0.44    -99%             $ 0.00              $2.58       $2.58   -94.0%     $ 2.14     5%

---------------
(1) If the closing stock price on the determination date is below $43.00, you will receive shares of stock, and not cash, at maturity.

(2) The hypothetical returns do not take into account any tax consequences for the holders.

(3) Transaction costs to sell stock received are not included.

(4) The reinvestment rate is assumed to be 0%. A positive reinvestment rate would increase the total return of the STAGS relative to the total return of the stock.

--------------------------------------------------------------------------------
VALUATION OF THE STAGS

AT MATURITY. If the closing price of Pfizer Inc. common stock on the determination date is equal to or above the initial price of $--, the STAGS pay in cash an amount calculated based on the performance of the Pfizer Inc. common stock, subject to a maximum gain on the appreciation of the stock of --%. The STAGS are fully exposed to declines in the market price of Pfizer Inc. common stock. If the closing price of Pfizer Inc. common stock on the determination date has declined, however, you will receive a number of shares of Pfizer Inc. common stock (the stock redemption amount). These calculations are subject to any necessary antidilution adjustments. See "Antidilution Adjustments" on page S-17. The value of your investment, therefore, will equal the value of the shares you receive at maturity, which could be substantially less than the value of your original investment.

PRIOR TO MATURITY. Prior to maturity, the difference in the total return of owning the STAGS as compared to owning Pfizer Inc. common stock directly is driven by a number of interrelated factors including, but not limited to, supply and demand for the STAGS (including long or short positions at UBS Warburg LLC or any market maker), the market price of Pfizer Inc. common stock, the maximum gain, the time remaining to maturity, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS AG. Generally, the value of the STAGS will tend to rise with an increase in the market price and a decrease in the volatility of Pfizer Inc. common stock. The value of the STAGS will generally decline with any decrease in the market price and an increase in the volatility of Pfizer Inc. common stock. In addition, dividends, depending upon their size and timing, can have a varying effect on Pfizer Inc.'s common stock and, in turn, on the value of the STAGS. Also, rising interest rates will, on balance, negatively impact the value of the STAGS. While we expect that generally the market price of Pfizer Inc. common stock on any day will affect the value of the STAGS more than any other single factor, the market price of Pfizer Inc. common stock should not be used as the sole measure to approximate the value of the STAGS. You should not use any single variable to approximate the value of the STAGS.

--------------------------------------------------------------------------------

SPECIFIC TERMS OF THE STAGS

Please note that references to "UBS," "we," "our" and "us" refer only to UBS AG and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own STAGS registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in STAGS registered in street name or in STAGS issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the STAGS should read the section entitled "Legal Ownership of Notes" in the accompanying prospectus.

The STAGS are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the STAGS. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Notes We May Offer" in the accompanying prospectus. The terms described here supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the trade date, settlement date, price to public and net proceeds to UBS AG on the front cover relates only to the initial sale of the STAGS. If you have purchased STAGS in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the STAGS in more detail below.

INTEREST

The STAGS bear interest from June --, 2001 at the rate of --% per annum, payable semi-annually in arrears on December --, 2001 and June --, 2002.

PAYMENT AT MATURITY

On the maturity date, we will pay as principal to the holders of the STAGS:

- if the closing price of Pfizer Inc. common stock is equal to or above the initial price per share of $-- on the determination date (subject to antidilution adjustments), cash based on the performance of Pfizer Inc. common stock, subject to a maximum gain on the appreciation of Pfizer Inc. common stock of --%; or

- if the closing price of Pfizer Inc. common stock is less than the initial price of $-- on the determination date (subject to antidilution adjustments), -- shares for each $1,000 principal amount of STAGS (the stock redemption amount). Fractional shares will be paid in cash.

The performance of Pfizer Inc. common stock will be calculated from the initial price set at the close on the trade date to the closing price on the determination date (subject to antidilution adjustments).

MATURITY DATE

The maturity date will be June --, 2002 unless that day is not a business day, in which case the maturity date will be the next following business day. If the third business day before this applicable day is not the determination date referred to below, however, then the maturity date will be the third business day following the determination date, although the maturity date will never be later than the third business day after June --, 2002 or, if June --, 2002 is not a business day, later than the fourth business day after June --, 2002. The calculation agent may postpone the determination date--and

SPECIFIC TERMS OF THE STAGS
--------------------------------------------------------------------------------

therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the determination date. We describe market disruption events below under "--Market Disruption Event."

REGULAR RECORD DATES FOR INTEREST

The regular record date relating to an interest payment date for the STAGS will be the December -- or June -- next preceding that interest payment date, whether or not the record date is a business day. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 p.m., New York City time, on that day.

DETERMINATION DATE

The determination date will be the third business day prior to June --, 2002, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the determination date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the determination date be later than June --, 2002 or, if June --, 2002 is not a business day, later than the first business day after June --, 2002.

MARKET DISRUPTION EVENT

As described above, the calculation agent will use the closing price of Pfizer Inc. common stock on the determination date to determine whether we will pay the outstanding principal amount of the STAGS or exchange the STAGS for shares of Pfizer Inc. common stock on the maturity date. If a market disruption event occurs or is continuing on a day that would otherwise be a determination date, then the calculation agent will instead use the closing price on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will the determination date be postponed by more than five business days.

If the determination date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the determination date. If the market price of Pfizer Inc. is not available on the last possible determination date either because of a market disruption event or for any other reason, the calculation agent will make a good faith estimate of the exchange-traded price for the common stock of Pfizer Inc. that would have prevailed in the absence of the market disruption event or such other reason on the last possible determination date.

Any of the following will be a market disruption event:

- a suspension, absence or material limitation of trading in Pfizer Inc. common stock in its primary market for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion

- a suspension, absence of trading or material limitation of trading in option contracts relating to Pfizer Inc. common stock, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion

- Pfizer Inc. common stock does not trade on the New York Stock Exchange, or the primary market for Pfizer Inc., as determined by the calculation agent in its sole discretion and, in any of these events, the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material

SPECIFIC TERMS OF THE STAGS
--------------------------------------------------------------------------------

portion of a hedge with respect to the STAGS that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging."

The following events will not be market disruption events:

- a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market

- a decision to permanently discontinue trading in the option contracts relating to Pfizer Inc. common stock.

For this purpose, an "absence of trading" in the primary securities market on which option contracts related to Pfizer Inc. common stock are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in option contracts related to Pfizer Inc. common stock, if available, in the primary market for those contracts, by reason of any of:

-  a price change exceeding limits set by that market

-  an imbalance of orders relating to those contracts

-  a disparity in bid and ask quotes relating to those contracts will constitute a suspension or material limitation of trading in option contracts related to Pfizer Inc. common stock in the primary market for those contracts.

ANTIDILUTION ADJUSTMENTS

The calculation agent will adjust the initial price (strike price) or the stock redemption amount or both as described below if an event described below occurs and the calculation agent determines that such event has a diluting or concentrative effect on the theoretical value of the common stock of Pfizer Inc. In applying the maximum gain of --% on the appreciation of Pfizer Inc. common stock under the STAGS, the calculation agent will take any necessary antidilution adjustments into account. The adjustments described below do not cover all events that could affect the value of the STAGS. We describe the risks relating to dilution above under "Risk Factors -- You have limited antidilution protection."

Below you will find examples of how certain corporate actions and other events may lead to adjustments to the stock redemption amount. In each case where the stock redemption amount changes, the strike price will generally also change. Typically, the strike price will be adjusted as follows:

     The calculation agent will adjust the strike price by multiplying the prior strike price and a fraction whose numerator is the prior stock redemption amount and whose denominator is the new stock redemption amount:

     New Strike Price = Prior Strike Price X Prior Stock Redemption Amount
                                             ------------------------------
                                             New Stock Redemption Amount

HOW ADJUSTMENTS WILL BE MADE
If one of the events described below occurs and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the common stock of Pfizer Inc., the calculation agent will calculate a corresponding adjustment to the strike price or the stock redemption amount or both as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split,

SPECIFIC TERMS OF THE STAGS
--------------------------------------------------------------------------------

then the stock redemption amount of Pfizer Inc. common stock will be adjusted to double the prior stock redemption amount specified above. The calculation agent will also determine the effective date of that adjustment, and the replacement of the underlying shares, if applicable, in the event of consolidation or merger. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the adjustment to the strike price or the stock redemption amount or both.

If more than one event requiring adjustment occurs, the calculation agent will make such an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the strike price or the stock redemption amount or both for the first event, the calculation agent will adjust the strike price or the stock redemption amount or both for the second event, applying the required adjustment to the strike price and stock redemption amount as already adjusted for the first event, and so on for each subsequent event.

For any dilution event described below, other than a consolidation or merger, the calculation agent will not have to adjust the exchange rate unless the adjustment would result in a change to the strike price or the stock redemption amount of at least 0.1% in the strike price or stock redemption amount that would apply without the adjustment. The exchange rate resulting from any adjustment will be rounded up or down, as appropriate, to, in the case of the strike price, the nearest cent, and, in the case of the stock redemption amount, the nearest thousandth, with one-half cent and five hundred-thousandths, respectively, being rounded upward.

If an event requiring antidilution adjustment occurs, the calculation agent will make the adjustments with a view to offsetting, to the extent practical, any change in your economic position relative to the STAGS that results solely from that event. The calculation agent may, in its sole discretion, modify the antidilution adjustments as necessary to ensure an equitable result.

The calculation agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. The calculation agent will provide information about the adjustments it makes upon your written request.

The following events are those that may require an antidilution adjustment:

- a subdivision, consolidation or reclassification of Pfizer Inc. common stock or a free distribution or dividend of any shares of Pfizer Inc. common stock to existing holders of shares of Pfizer Inc. common stock by way of bonus, capitalization or similar issue

- a distribution or dividend to existing holders of shares of Pfizer Inc. common stock of

     - shares of Pfizer Inc. common stock

     - other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of Pfizer Inc. equally or proportionately with such payments to holders of shares of Pfizer Inc. common stock, or

     - any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent

- the declaration by Pfizer Inc. of an extraordinary or special dividend or other distribution whether in cash or shares of Pfizer Inc. common stock or other assets

SPECIFIC TERMS OF THE STAGS
--------------------------------------------------------------------------------

- a repurchase by Pfizer Inc. of its common stock whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise

- any other similar event that may have a diluting or concentrative effect on the theoretical value of Pfizer Inc. common stock

- a consolidation of Pfizer Inc. with another company or merger of Pfizer Inc. with another company.

STOCK SPLITS
A stock split is an increase in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. Each outstanding share will be worth less as a result of a stock split.

If Pfizer Inc. is subject to a stock split, then the calculation agent will adjust the stock redemption amount to equal the sum of the prior stock redemption amount--i.e., the stock redemption amount before that adjustment--plus the product of (1) the number of new shares issued in the stock split with respect to one share of Pfizer Inc. and (2) the prior stock redemption amount.

REVERSE STOCK SPLITS
A reverse stock split is a decrease in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. Each outstanding share will be worth more as a result of a reverse stock split.

If Pfizer Inc. is subject to a reverse stock split, then the calculation agent will adjust the stock redemption amount to equal the product of the prior stock redemption amount and the quotient of (1) the number of outstanding shares of Pfizer Inc. outstanding immediately after the reverse stock split becomes effective and (2) the number of shares of Pfizer Inc. outstanding immediately before the reverse stock split becomes effective.

STOCK DIVIDENDS
In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

If Pfizer Inc. is subject to a stock dividend payable in Pfizer Inc. common stock, then the calculation agent will adjust the stock redemption amount to equal the sum of the prior stock redemption amount plus the product of (1) the number of shares issued in the stock dividend with respect to one share of Pfizer Inc. common stock and (2) the prior stock redemption amount.

OTHER DIVIDENDS AND DISTRIBUTIONS
The stock redemption amount will not be adjusted to reflect dividends or other distributions paid with respect to Pfizer Inc. common stock, other than:

- stock dividends described above

- issuances of transferable rights and warrants as described in "--Transferable Rights and Warrants" below

- distributions that are spin-off events described in "--Reorganization Events" below, and

- extraordinary dividends described below.

A dividend or other distribution with respect to Pfizer Inc. common stock will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for Pfizer Inc. common stock by an amount equal to at least 10% of the closing price of Pfizer Inc. common stock on the business day before the ex-dividend date. The ex-

SPECIFIC TERMS OF THE STAGS
--------------------------------------------------------------------------------

dividend date for any dividend or other distribution is the first day on which Pfizer Inc. common stock trades without the right to receive that dividend or distribution.

If an extraordinary dividend occurs, the calculation agent will adjust the stock redemption amount to equal the product of (1) the prior stock redemption amount and (2) a fraction, the numerator of which is the closing price of Pfizer Inc. common stock on the business day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount.

The extraordinary dividend amount with respect to an extraordinary dividend for Pfizer Inc. common stock equals:

- for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of Pfizer Inc. common stock minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for Pfizer Inc. common stock, or

- for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on Pfizer Inc. common stock that is a dividend payable in Pfizer Inc. common stock, an issuance of rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the stock redemption amount only as described in "--Stock Dividends" above, "--Transferable Rights and Warrants" below or "--Reorganization Events" below, as the case may be, and not as described here.

TRANSFERABLE RIGHTS AND WARRANTS
If Pfizer Inc. issues transferable rights or warrants to all holders of Pfizer Inc. common stock to subscribe for or purchase Pfizer Inc. common stock at an exercise price per share that is less than the closing price of Pfizer Inc. common stock on the business day before the ex-dividend date for the issuance, then the stock redemption amount will be adjusted by multiplying the prior stock redemption amount by the following fraction:

- the numerator will be the number of shares of Pfizer Inc. common stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of Pfizer Inc. common stock offered for subscription or purchase under those transferable rights or warrants, and

- the denominator will be the number of shares of Pfizer Inc. common stock outstanding at the close of business on the day before that ex-dividend date plus the product of (1) the total number of additional shares of Pfizer Inc. common stock offered for subscription or purchase under the transferable rights or warrants and (2) the exercise price of those transferable rights or warrants divided by the closing price on the business day before that ex-dividend date.

REORGANIZATION EVENTS
Each of the following is a reorganization event:

- Pfizer Inc. common stock is reclassified or changed

- Pfizer Inc. has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding Pfizer Inc. common stock is exchanged for or converted into other property

- a statutory share exchange involving outstanding Pfizer Inc. common stock and the securities of another entity occurs, other than as part of an event described above

SPECIFIC TERMS OF THE STAGS
--------------------------------------------------------------------------------

- Pfizer Inc. sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity

- Pfizer Inc. effects a spin-off--that is, issues to all holders of Pfizer Inc. common stock equity securities of another issuer, other than as part of an event described above

- Pfizer Inc. is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer for all the outstanding Pfizer Inc. common stock.

ADJUSTMENTS FOR REORGANIZATION EVENTS
If a reorganization event occurs, then the calculation agent will adjust the stock redemption amount by adjusting the amount and type of property or properties--whether it be cash, securities, other property or a combination--that a prior holder of an amount of Pfizer Inc. common stock equal to the stock redemption amount would hold after the reorganization event has occurred. We refer to this new property as the distribution property.

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property in its sole discretion. For any distribution property consisting of a security, the calculation agent will use the closing price of the security on the relevant exchange notice date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of Pfizer Inc. common stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion.

If a reorganization event occurs and the calculation agent adjusts the stock redemption amount to consist of the distribution property in the event as described above, the calculation agent will make further antidilution adjustments for later events that affect the distribution property, or any component of the distribution property, comprising the new stock redemption amount. The calculation agent will do so to the same extent that it would make adjustments if the Pfizer Inc. common stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the stock redemption amount, the required adjustment will be made with respect to that component, as if it alone were the stock redemption amount.

For example, if Pfizer Inc. merges into another company and each share of Pfizer Inc. common stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the stock redemption amount will be adjusted to consist of two common shares of the surviving company and the specified amount of cash. The calculation agent will adjust the common share component of the new stock redemption amount to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this section entitled "-- Antidilution Adjustments" as if the common shares were Pfizer Inc. common stock. In that event, the cash component will not be adjusted but will continue to be a component of the stock redemption amount (with no interest adjustment). Consequently, the final STAGS value will include the final value of the two shares of the surviving company and the cash.

In this prospectus supplement, references to the calculation agent adjusting the stock redemption amount in respect of a dilution event means that the calculation agent will adjust the stock redemption amount in the manner described in this subsection if the dilution event is a reorganization event. If a reorganization event occurs, the distribution property distributed in the event will be substituted for Pfizer Inc. common stock as described above. Consequently, in this prospectus supplement, references to Pfizer Inc. common stock mean any distribution property that is distributed in a reorganization

SPECIFIC TERMS OF THE STAGS
--------------------------------------------------------------------------------

event and comprises the adjusted reference amount. Similarly, references to Pfizer Inc. mean any successor entity in a reorganization event.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the STAGS is accelerated, we will pay the default amount in respect of the principal of the STAGS at maturity. We describe the default amount below under "--Special Calculation Provisions."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the STAGS are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the STAGS as the outstanding principal amount of that note. Although the terms of the STAGS may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the STAGS. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Notes We May Offer--Default, Remedies and Waiver of Default" and "--Modification and Waiver of Covenants."

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the STAGS at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the STAGS are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary. We may make any delivery of the common stock of Pfizer Inc. or distribution property ourselves or cause our agent to do so on our behalf.

MODIFIED BUSINESS DAY

As described in the attached prospectus, any payment on the STAGS that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "Maturity Date" and "Determination Date" above. The same will apply to any delivery of the common stock of Pfizer Inc. that would otherwise be due on a day that is not a business day. For the STAGS, however, the term business day has a different meaning than it does for other Series A medium-term notes. We discuss this term under "--Special Calculation Provisions" below.

ROLE OF CALCULATION AGENT

The calculation agent will make all determinations regarding the antidilution adjustments, market disruption events, the closing price or other value of the common stock of Pfizer Inc. and the default amount. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Please note that the firm named as the calculation agent in this prospectus supplement is the firm serving in that role as of the original issue date of the STAGS. We may change the calculation agent after the original issue date without notice.

SPECIFIC TERMS OF THE STAGS
--------------------------------------------------------------------------------

SPECIAL CALCULATION PROVISIONS

BUSINESS DAY

When we refer to a business day with respect to the STAGS, we mean a day that is a business day of the kind described in the attached prospectus but that is not a day on which the principal securities market for Pfizer Inc. common stock is authorized by law or executive order to close.

CLOSING PRICE

The closing price for any security on any day will equal the closing sale price or last reported sale price, regular way, for the security, on a per-share or other unit basis:

- on the principal national securities exchange on which that security is listed for trading on that day,

- if that security is not listed on any national securities exchange, on the Nasdaq National Market System on that day, or

- if that security is not quoted on the Nasdaq National Market System on that day, on any other U.S. national market system that is the primary market for the trading of that security.

If that security is not listed or traded as described above, then the closing price for that security on any day will be the average, as determined by the calculation agent, of the bid prices for the security obtained from as many dealers in that security selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

DEFAULT AMOUNT

The default amount (as set forth in the STAGS) for the STAGS on any day will be an amount, in the specified currency for the principal of the STAGS, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the STAGS as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the STAGS. That cost will equal:

- the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

- the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the STAGS in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the STAGS, which we describe below, the holders of the STAGS and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

SPECIFIC TERMS OF THE STAGS
--------------------------------------------------------------------------------

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

- no quotation of the kind referred to above is obtained, or

- every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the default amount will equal the principal amount of the STAGS.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

- A-1 or higher by Standard & Poors' Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

- P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

BOOKING BRANCH

The STAGS will be booked through UBS AG, Jersey branch.

--------------------------------------------------------------------------------

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the STAGS for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the STAGS as described below.

In anticipation of the sale of the STAGS, we or our affiliates expect to enter into hedging transactions involving purchases of the common stock of Pfizer Inc. and listed or over-the-counter options on the common stock of Pfizer Inc. prior to and on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

- acquire or dispose of the common stock of Pfizer Inc. or other securities of Pfizer Inc.,

- take or dispose of positions in listed or over-the-counter options or other instruments based on the common stock of Pfizer Inc.,

- take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the New York Stock Exchange or other components of the U.S. equity market, or

- any combination of the three.

We or our affiliates may acquire a long or short position in securities similar to the STAGS from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the determination date. That step may involve sales or purchases of the common stock of Pfizer Inc., listed or over-the-counter options on the common stock of Pfizer Inc. or listed or over-the-counter options or other instruments based on indices designed to track the performance of the Nasdaq National Market or other components of the U.S. equity market.

The hedging activity discussed above may adversely affect the market value of the STAGS from time to time. See "Risk Factors" above for a discussion of these adverse effects.

--------------------------------------------------------------------------------

SUPPLEMENTAL TAX CONSIDERATIONS

The following is a general description of certain United States federal income and Swiss tax considerations relating to the STAGS. It does not purport to be a complete analysis of all tax considerations relating to the STAGS. Prospective purchasers of the STAGS should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Switzerland and the United States of acquiring, holding and disposing of the STAGS and receiving payments of interest, and principal and/or other amounts under the STAGS. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date, possibly on a retroactive basis.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted below under "Non-United States Holders," this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus).

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE STAGS SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN STAGS ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR STAGS DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR STAGS.

In the opinion of our counsel, Sullivan & Cromwell, it would be reasonable to treat your STAGS as a forward contract with respect to Pfizer Inc. common stock, with your obligation under such forward contract secured by an interest bearing deposit equal to the principal amount of the STAGS. The terms of your STAGS require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your STAGS for all tax purposes in accordance with such characterization and, except as noted below under "Alternative Treatment," the discussion herein assumes that the STAGS will be treated in accordance with such characterization. Under such characterization, you will be required to include the interest payments on your STAGS in ordinary income at the time it is received or accrued, depending on your method of accounting for tax purposes.

If you are an initial purchaser of STAGS and we deliver cash at maturity, you would treat the amount received as (a) first, our return to you of the deposit, which would not result in your recognition of gain or loss for U.S. federal income tax purposes and (b) second, the cash settlement of the forward contract through our payment to you of an amount equal to the difference between the total amount you receive at such time and your purchase price for the STAGS, which would result in your recognition of long-term capital gain or loss in an amount equal to such difference.

If you are an initial purchaser of STAGS and we deliver Pfizer Inc. common stock at maturity, you would treat the delivery of such stock as (a) first, our return to you of the deposit, which would not result in your recognition of gain or loss for U.S. federal income tax purposes and (b) second, your purchase from us of the Pfizer Inc. common stock delivered to you at such time for an amount equal to your purchase price for the STAGS, which would also not result in your recognition of gain or loss for U.S. federal income tax purposes (subject to the discussion below regarding fractional shares). Your basis in the Pfizer Inc. common stock received upon maturity would equal your purchase price for the STAGS, less the portion of such purchase price allocable to any fractional share of Pfizer Inc. common

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

stock for which cash is received, and you would have a holding period in such stock beginning on the day after the maturity of the STAGS. You would recognize capital gain or loss with respect to cash received in lieu of a fractional share of Pfizer Inc. common stock in an amount equal to the difference between the cash received and the portion of your purchase price for the STAGS that is allocable to such fractional share, which likely would be short-term capital gain or loss.

If you purchase your STAGS in the secondary market, you would likely be required to allocate your purchase price for the STAGS between the deposit component and forward contract component of the STAGS. If the amount allocated to the deposit component of the STAGS is not equal to the principal amount of the STAGS, you may be subject to the market discount or amortizable bond premium rules described in the accompanying prospectus under "U.S. Tax Considerations -- Notes Purchased at a Discount" and "U.S. Tax Considerations -- Notes Purchased at a Premium." You would generally be treated upon the maturity of your STAGS in the same manner as described above with respect to initial purchasers of STAGS, except that (i) you would be required to recognize gain or loss with respect to the deposit component of your STAGS in an amount equal to any market discount (including any de minimis market discount) or premium, respectively, not previously taken into account by you with respect to the deposit component of your STAGS, (ii) for purposes of computing any gain or loss recognized at such time or your basis in any Pfizer Inc. common stock received at such time, you would be required to adjust your purchase price for your STAGS to take into account any market discount (including de minimis market discount) or premium previously taken into account (either over the term of your STAGS or upon the maturity of your STAGS) with respect to your STAGS and (iii) any gain or loss recognized at such time would be long-term capital gain or loss only if your holding period for your STAGS is greater than one year. Because the appropriate U.S. federal income tax treatment of secondary purchasers of STAGS is unclear, secondary purchasers of STAGS are urged to consult their tax advisors regarding the tax consequences of their purchase of STAGS.

You will recognize gain or loss upon a sale of your STAGS in an amount equal to the difference between the amount realized at such time and your tax basis in the STAGS. Your tax basis in the STAGS will generally equal your cost for the STAGS (subject to any accruals of market discount or amortization of bond premium in the case of secondary purchasers). Except to the extent attributable to accrued but unpaid interest (or accrued market discount not previously included in income in the case of secondary purchasers) on the STAGS, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if your holding period for your STAGS is greater than one year.

Alternative Treatment. In the opinion of our counsel, Sullivan & Cromwell, it would also be reasonable to treat your STAGS as a single debt instrument subject to the special tax rules governing contingent debt obligations. If your STAGS is so treated, you would be required to accrue interest income over the term of your STAGS based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your STAGS, and you would not recognize income upon your receipt of interest payments on your STAGS. You would recognize income or loss upon the sale, redemption or maturity of your STAGS in an amount equal to the difference, if any, between the amount you receive at such time (including the fair market value of any Pfizer Inc. common stock received at such time) and your adjusted basis in your STAGS. In general, your adjusted basis in your STAGS would be equal to the amount you paid for your STAGS, increased by the amount of interest you previously accrued with respect to your STAGS and decreased by the amount of interest payments you received with respect to your STAGS. Any gain you recognize upon the sale, redemption or maturity of your STAGS would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your STAGS, and thereafter, would be capital loss.

If your STAGS is treated as a contingent debt instrument and you purchased your STAGS in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

STAGS, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your STAGS in the secondary market, you should consult your tax advisor as to the possible applications of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your STAGS, it is possible that the Internal Revenue Service could seek to characterize your STAGS in a manner that results in tax consequences to you that are different from those described above.

Wash Sale Rules. If you sell shares of Pfizer Inc. common stock within the period beginning 30 days prior to the date of your purchase of the STAGS and ending 30 days after the date of such purchase, you may be subject to the "wash sale rules" under Section 1091 of the Code which may limit or restrict your ability to recognize loss, if any, upon such sale.

Non-United States Holders. If you are not a United States holder (as defined in the accompanying prospectus), you will not be subject to United States withholding tax with respect to payments on your STAGS, but you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your STAGS unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL AND INTEREST
Under present Swiss law, payment of interest on and repayment of principal of the STAGS by us are not subject to Swiss withholding tax (Swiss Anticipatory
Tax), and payments to holders of the STAGS who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION
Under present Swiss Law, a holder of STAGS who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a STAGS.

STAMP, ISSUE AND OTHER TAXES
There is no tax liability in Switzerland in connection with the issue and redemption of the STAGS. However, STAGS sold through a bank or other dealer resident in Switzerland or Liechtenstein are subject to Turnover Tax.

RESIDENTS OF SWITZERLAND
For residents of Switzerland, for tax purposes, that portion of the annual interest payment representing interest shall be treated as income and that portion of the annual interest payment representing an option premium shall be treated as a capital gain.

--------------------------------------------------------------------------------

ERISA CONSIDERATIONS

We, UBS Warburg LLC, UBS PaineWebber Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefits plan that is subject to ERISA and/or an individual retirement account that is subject to the Code ("Plan"). The purchase of STAGS by a Plan with respect to which UBS Warburg LLC, UBS PaineWebber Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of STAGS by a Plan with respect to which UBS Warburg LLC, UBS PaineWebber Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any STAGS on behalf of a Plan should consult with counsel, and represent that such an exemption is available to the Plan, regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto.

--------------------------------------------------------------------------------

SUPPLEMENTAL PLAN OF DISTRIBUTION

UBS AG has agreed to sell to UBS Warburg LLC and UBS PaineWebber Inc., and UBS Warburg LLC and UBS PaineWebber Inc. have agreed to purchase from UBS AG, the aggregate principal amount of the STAGS specified on the front cover of this prospectus supplement. UBS Warburg LLC and UBS PaineWebber Inc. intend to resell the offered STAGS at the original issue price applicable to the offered STAGS to be resold. In the future, we or one or more of our affiliates may repurchase and resell the offered STAGS in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

PROSPECTUS
--------------------------------------------------------------------------------

[UBS AG LOGO]

                                     UBS AG
                                 $2,000,000,000
                          MEDIUM-TERM NOTES, SERIES A
--------------------------------------------------------------------------------

     UBS AG from time to time may offer to sell its medium-term notes, Series A. The total amount of these notes will have an initial aggregate offering price of up to USD2,000,000,000, or the equivalent amount in other currencies, currency units or composite currencies. UBS AG estimates it will receive an estimated minimum of between USD1,960,000,000 and USD1,998,000,000 of the proceeds from the sale of the notes, after paying the agents' commissions of between USD2,000,000 and an estimated maximum of USD40,000,000. The specific terms of any notes to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. The notes may include the terms listed below.

-  stated maturity

- fixed or floating interest rate, zero-coupon or issued with original issue discount; a floating interest rate may be based on:

   - commercial paper rate

   - prime rate

   - LIBOR

   - EURIBOR

   - treasury rate

   - CMT rate

   - CD rate

   - federal funds rate

   - 11th district cost of funds rate

   - J.J. Kenny Rate

- amount of principal or interest may be determined by reference to one or more indices, securities or formulas

-  may be book-entry form only

- may be subject to redemption at the option of UBS AG or repayment at the option of the holder

-  interest may be paid monthly, quarterly, semi-annually or annually

-  may have denominations of USD1,000 and multiples of USD1,000

- may be denominated in a currency other than U.S. dollars or in a composite currency

-  settlement in immediately available funds

-  may be listed on a securities exchange

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The notes are not deposit liabilities of UBS and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

UBS AG may sell the notes directly or through one or more agents or dealers, including the agents listed below. The agents are not required to sell any particular amount of the notes.

This prospectus may be used in the initial sale of the notes. In addition, UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. or any other affiliate of UBS AG may use this prospectus in a market-making transaction involving the debt securities after their initial sale. Unless UBS AG or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

UBS WARBURG                                                 UBS PAINEWEBBER INC.

                  THE DATE OF THIS PROSPECTUS IS MAY 17, 2001

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Prospectus Summary.......................    3
Cautionary Note Regarding Forward-Looking
  Information............................    7
Where You Can Find More Information......    8
Incorporation of Information About UBS...    8
Presentation of Financial Information....    9
Limitations on Enforcement of U.S. Laws
  Against UBS AG, Its Management and
  Others.................................   10
Capitalization of UBS....................   10
UBS......................................   11
Use of Proceeds..........................   13
Description of Notes We May Offer........   14
Considerations Relating to Indexed
  Notes..................................   51
Considerations Relating to Notes
  Denominated or Payable In or Linked to
  a Non-U.S. Dollar Currency.............   54
U.S. Tax Considerations..................   57
Tax Considerations Under The Laws of
  Switzerland............................   68
ERISA Considerations.....................   69
Plan of Distribution.....................   70
Validity of the Notes....................   72
Experts..................................   72

Prospectus Summary

The following summary does not contain all the information that may be important to you. You should read the entire prospectus, the relevant prospectus supplement and the documents incorporated by reference into this prospectus before making an investment decision.

UBS AG

UBS AG is a global, integrated investment services firm and the leading bank in Switzerland. UBS's business is managed through three main business groups and its Corporate Center. The business groups are: UBS Switzerland, UBS Warburg and UBS Asset Management. UBS's clients include international corporations, small- and medium-sized businesses in Switzerland, governments and other public bodies, financial institutions, market participants and individuals. UBS AG's ordinary shares are listed on the New York Stock Exchange under the symbol UBS.N, on the Zurich Stock Exchange under the symbol UBSNZn.S and on the Tokyo Stock Exchange under the symbol UBS.T.

The principal executive offices of UBS AG are located at Bahnhofstrasse 45, Zurich, Switzerland and Aeschenvorstadt 1, Basel, Switzerland. Its telephone numbers are 011-41-1-234-11-11 and 011-41-61-288-20-20.

THE OFFERING

If you purchase a note, we will describe the specific terms of that note in a supplement to this prospectus. Please refer to "Description of Notes We May Offer" in this prospectus for more information about the notes.

Notes offered.................   Medium-term notes, Series A.

Issuer........................   UBS AG.

Stated Maturity...............   Various maturities from original issue date, as
                                 stated in the applicable prospectus supplement.

Amount initially offered......   Aggregate offering price of up to
                                 USD2,000,000,000 or its equivalent in any other currencies, currency units or composite currencies.

Ranking.......................   The notes will rank equally in right of payment
                                 with all other senior, unsecured debt
                                 obligations of UBS AG. The notes are not deposit liabilities of UBS and are not insured by the United States Federal Deposit Insurance
                                 Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Interest features.............   A note may bear interest at a fixed rate or a
                                 floating rate, which may be determined by reference to one or more indices, other securities or formulas, or may bear no interest, as stated in the applicable prospectus supplement.

Redemption/repayment
features......................   A note may be subject to redemption at our
                                 option, repayment at your option or both, if specified in the applicable prospectus supplement.

Currency features.............   Payments of principal or interest on a note may
                                 be made in currencies, currency units or composite currencies other than U.S. dollars, if specified in the applicable prospectus supplement.

Index features................   The amount of principal or interest payable on
                                 a note may be determined by reference to one or more indices, other securities or formulas, if specified in the applicable prospectus supplement.

Plan of distribution..........   In connection with their original issuance, we
                                 will offer and sell the notes directly, through our agents named in the applicable prospectus supplement, or to our agents so named for resale. After a note has been originally issued, we, as well as agents affiliated with us, may acquire and resell the note in market-making transactions.

Book-entry issuance and
settlement....................   We will issue the notes only in book-entry
                                 form, that is, as global notes, registered in the name of The Depository Trust Company, New
                                 York, New York, or its nominee, unless
                                 otherwise stated in the applicable prospectus supplement. Each sale of a note in book-entry form will settle in immediately available funds through DTC.

Listing.......................   The notes may be listed on one or more
                                 securities exchanges, as specified in the applicable prospectus supplement.

Use of proceeds...............   We intend to use the net proceeds from the
                                 sales of the notes to provide additional funds for our operations and for other general corporate purposes. With respect to market-making transactions, we do not expect to receive any proceeds from resales of the notes by UBS Warburg LLC, UBS PaineWebber Inc. or any of our other affiliates. We expect our affiliates to retain the proceeds of their market-making resales and not to pay the proceeds to us.

Branches......................   We expect that the notes will be booked through
                                 our Jersey branch, our London branch, or such other branch as specified in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth UBS AG's ratio of earnings to fixed charges, for the periods indicated. Ratios of earnings to combined fixed charges and preferred stock dividends requirements are not presented as there were no preferred share dividends in any of the periods indicated.

FOR THE YEAR ENDED                                  31.3.01    31.12.00    31.12.99    31.12.98    31.12.97
-----------------------------------------------------------------------------------------------------------
International Accounting Standards
  ("IAS")(1),(2)..................................    1.17       1.23        1.25        1.11        0.95
U.S. Generally Accepted Accounting Principles
  ("GAAP")(1),(3).................................               1.15        1.14        0.80

------------
1. The ratio is provided using both IAS and U.S. GAAP values, as the ratio is materially different between the two accounting standards. No U.S. GAAP information is provided for 31 December 1997 or 31 March 2001 as a U.S. GAAP reconciliation was not required for either period.

2. The deficiency in the coverage of fixed charges by earnings before fixed charges at 31 December 1997 was CHF 851 million.

3. The deficiency in the coverage of fixed charges by earnings before fixed charges at 31 December 1998 was CHF 5,319 million.

--------------------------------------------------------------------------------

Cautionary Note Regarding Forward-Looking Information

This prospectus contains or incorporates statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. The words "anticipate," "believe," "expect," "estimate," "intend," "plan," "should," "could," "may" and other similar expressions are used in connection with forward-looking statements. In this prospectus, forward-looking statements may, without limitation, relate to:

- The implementation of strategic initiatives, such as the implementation of the European wealth management strategy and a new business model for the UBS Capital business unit.

-  The development of revenues overall and within specific business areas.

-  The development of operating expenses.

- The anticipated level of capital expenditures and associated depreciation expense.

- The expected impact of the risks that affect UBS's business, including the risk of loss resulting from the default of an obligor or counterparty.

-  Expected credit losses based upon UBS's credit review.

- Other statements relating to UBS's future business development and economic performance.

There can be no assurance that forward-looking statements will approximate actual experience. Several important factors exist that could cause UBS's actual results to differ materially from expected results as described in the forward-looking statements. Such factors include:

- General economic conditions, including prevailing interest rates and performance of financial markets, which may affect demand for products and services.

-  Changes in UBS's expenses associated with acquisitions and dispositions.

- UBS's and PaineWebber's ability to achieve anticipated cost savings and efficiencies from their merger, to integrate their sales and distribution channels in a timely manner and to retain their key employees.

-  General competitive factors, locally, nationally, regionally and globally.

-  Industry consolidation and competition.

- Changes affecting the banking industry generally and UBS's banking operations specifically, including asset quality.

-  Developments in technology.

-  Credit ratings and the financial position of obligors and counterparties.

-  UBS's ability to control risk in its businesses.

- Changes in federal tax laws, which could adversely affect the tax advantages of certain of UBS's products and subject it to increased taxation.

- Changes in currency exchange rates, including the exchange rate for the Swiss franc into U.S. dollars.

You should also consider other risks and uncertainties discussed in the documents that are incorporated by reference into this prospectus.

UBS is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Where You Can Find More Information

UBS AG files periodic reports and other information with the Securities and Exchange Commission. You may read and copy any document that UBS AG files with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information about issuers like UBS AG that file electronically with the SEC. You may also inspect UBS AG'S SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and at the American Stock Exchange LLC, 86 Trinity Place, New York, New York 10006.

We have filed a registration statement under the Securities Act of 1933, originally on Form F-1 and as amended on Form F-3, with the SEC covering the notes. For further information on the notes and UBS, you should review our registration statement, its exhibits and the documents incorporated by reference into this prospectus. This prospectus summarizes material provisions of the contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

Incorporation of Information About UBS

The SEC allows us to "incorporate by reference" into this prospectus the information that we file with them, which means that:

- The incorporated documents are considered part of this prospectus;

- We can disclose important information to you by referring you to those documents; and

- Information that we file with the SEC will automatically be considered to update and supersede the information in this prospectus.

We incorporate by reference into this prospectus:

- UBS AG's Annual Report on Form 20-F for the year ended December 31, 2000, which UBS AG filed with the SEC on March 15, 2001;

- UBS AG's Form 6-K, which UBS AG filed with the SEC on May 8, 2001, containing the financial statements of PaineWebber for the year ended December 31, 1999;

- UBS AG's Form 6-K, which UBS AG filed with the SEC on May 15, 2001, containing the unaudited pro forma financial statement of UBS AG and PaineWebber for the year ended December 31, 2000, as if the merger between PaineWebber and UBS Americas Inc., a wholly-owned subsidiary of UBS AG, had occurred on January 1, 2000; and

- UBS AG's Form 6-K, which UBS AG filed with the SEC on May 15, 2001, containing the unaudited financial statements of UBS AG for the quarter ended March 31, 2001.

All subsequent reports that we file on Form 20-F under the Securities Exchange Act of 1934 prior to the termination of this offering will also be deemed to be incorporated by reference into this prospectus. We may also incorporate any other Form 6-K that we submit to the SEC after the date of this prospectus and prior to the termination of this offering if the Form 6-K filing specifically states that it is incorporated by reference into this prospectus.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that it is modified or superseded by a statement that is in this prospectus or in any later filed document that is or is deemed to be incorporated by reference. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.

You may request a copy, at no cost, of any or all of the documents that are incorporated by reference into this prospectus, excluding exhibits (other than those that we specifically incorporate by reference into the documents that you request) by contacting us, orally or in writing, at the following address:

     UBS AG
     Investor Relations G41B
     P.O. Box
     CH-8098 Zurich
     Phone: 011-41-1-234 41 00
     Fax: 011-41-1-234 34 15
     E-mail: SH-investorrelations@ubs.com
     Internet: www.ubs.com/investor-relations

Presentation of Financial Information

UBS's financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with International Accounting Standards and are denominated in Swiss francs, or "CHF," the legal tender of Switzerland.

The tables below set forth, for the periods and dates indicated, information concerning the noon buying rate for the Swiss franc, expressed in United States dollars or "USD," per one Swiss franc. The "noon buying rate" is the rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

                                                                 AVERAGE RATE(1)
YEAR ENDED 31 DECEMBER                        HIGH      LOW      (USD PER 1 CHF)    AT PERIOD END
-------------------------------------------------------------------------------------------------
1996.....................................    0.8641    0.7399        0.8090            0.7468
1997.....................................    0.7446    0.6510        0.6890            0.6845
1998.....................................    0.7731    0.6485        0.6894            0.7281
1999.....................................    0.7361    0.6244        0.6605            0.6277
2000.....................................    0.6441    0.5479        0.5912            0.6172
                                             ------    ------        ------            ------

                   MONTH                      HIGH      LOW
-------------------------------------------------------------
November 2000..............................  0.5759    0.5529
December 2000..............................  0.6172    0.5785
January 2001...............................  0.6240    0.6031
February 2001..............................  0.6124    0.5910
March 2001.................................  0.6073    0.5760
April 2001.................................  0.5908    0.5755

------------
(1) The average of the noon buying rates on the last business day of each full month during the relevant period.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Limitations on Enforcement of U.S. Laws Against UBS AG,
Its Management and Others

UBS AG is a Swiss bank. Many of its directors and executive officers, including all of the persons who signed the registration statement of which this prospectus is a part, and certain experts named in this prospectus, are resident outside the United States, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on UBS AG or its management or have any of them appear in a U.S. court. We have been advised by Bar & Karrer, Swiss counsel to UBS AG, that there is doubt as to enforceability in Switzerland, in original actions or in actions for enforcement of judgment of U.S. courts, of liabilities based solely on the federal securities laws of the United States.

Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. dollars.

                                                                         MARCH 31, 2001
                                                                  CHF               USD
---------------------------------------------------------------------------------------
                                                                    (in millions)
Debt
  Debt issued...............................................  163,128            94,157
                                                              -------         ---------
  Total Debt................................................  163,128            94,157
Minority Interest...........................................    3,005             1,734
Shareholders' Equity........................................   43,380            25,039
                                                              -------         ---------
Total capitalization(1).....................................  209,513           120,931
                                                              -------         ---------
                                                              -------         ---------

------------
(1) There has been no material change in the capitalization of UBS since March 31, 2001.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.5772.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

UBS

The UBS Group is one of the world's leading financial firms. It combines financial strength with a reputation for innovation and a global culture that embraces change.

Based on assets under management, UBS is the world's largest provider of private banking services and one of the largest asset managers globally. In the investment banking and securities businesses, UBS is among the select bracket of major global houses. In Switzerland, UBS is the clear market leader in retail and corporate banking.

UBS is managed through three Business Groups and its Corporate Center. UBS's Business Groups are:

- UBS Switzerland

- UBS Asset Management

- UBS Warburg

Each of the Business Groups benefits from its place in the UBS Group, with products from wholesale businesses distributed through the retail businesses, and the combined resources and expertise of all UBS's businesses available to its clients.

The Business Groups and UBS's Corporate Center are summarized below. Further information about UBS, including more detailed descriptions of the Business Groups and Corporate Center, is contained in UBS's Annual Report on Form 20-F for the year ended December 31, 2000 (the "Form 20-F"), which is incorporated by reference into this prospectus.

UBS SWITZERLAND has the world's largest private banking business, based on assets under management, with CHF 681 billion in client assets at December 31, 2000. UBS Private Banking provides a comprehensive range of products and services tailored specifically for wealthy clients from Switzerland and around the world. UBS Switzerland also provides a complete set of banking and securities services for some four million individual and corporate clients in Switzerland.

UBS ASSET MANAGEMENT is a leading institutional asset manager and mutual fund provider based on assets under management, with client assets of CHF 496 billion at December 31, 2000. It offers a broad range of asset management services and products to institutional and retail clients across the world. Its key institutional brands include Brinson Partners and Brinson Advisors in the U.S. and Phillips & Drew in the U.K.

UBS WARBURG operates globally as a client-driven securities, investment banking and wealth management firm. For both its own corporate and institutional clients and the other parts of the UBS Group, UBS Warburg provides product innovation, high quality research and advice and broad access to the world's capital markets. UBS PaineWebber, the fourth largest private client firm in the U.S., joined UBS Warburg in November 2000. Its 8,900 financial advisors provide a full range of wealth management services to over 2 million affluent households in the United States, with assets of CHF 794 billion at December 31, 2000.

CORPORATE CENTER coordinates the activities of the Business Groups, with the goal of making the whole worth more than the sum of the parts. Its functions include finance and accounting; risk management and control; communications and marketing; compliance; legal; and treasury management.

UBS was formed on June 29, 1998, by the merger of two of Switzerland's leading financial services groups, Union Bank of Switzerland (founded 1860) and Swiss Bank Corporation (founded 1854). UBS is incorporated and domiciled in Switzerland and is a publicly-owned company, with its shares listed on the Zurich, New York and Tokyo stock exchanges.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

UBS employs approximately 71,000 people, 42% in Switzerland and 40% in the U.S. With headquarters in Zurich, Switzerland and Basel, Switzerland, UBS has a presence in major financial centers worldwide and a total of approximately 1,500 offices in over 50 countries. The addresses and telephone numbers of its headquarters are Bahnhofstrasse 45, Zurich, Switzerland, telephone 011 41-1-234 11 11; and Aeschenvorstadt 1, Basel, Switzerland, telephone 011 41-61-288 20 20.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

Use of Proceeds

We intend to use the proceeds from the sale of the notes to provide additional funds for our operations and for general corporate purposes outside of Switzerland. We will receive the net proceeds from sales of the notes made in connection with their original issuance and in connection with any market-making resales UBS AG undertakes. We have not received, and do not expect to receive, any proceeds from resales of the notes by UBS Warburg LLC, UBS PaineWebber Inc. or any of our other affiliates in market-making transactions. We expect our affiliates to retain the proceeds of their market-making resales and not to pay the proceeds to us.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Description of Notes We May Offer

Please note that in this section entitled "Description of Notes We May Offer," references to UBS, we, our and us refer only to UBS AG and not to its consolidated subsidiaries. Also, in this section, references to Holders mean those who own notes registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries. Owners of beneficial interests in the notes should read the subsection below entitled "-- Legal Ownership of Notes."

INFORMATION ABOUT OUR MEDIUM-TERM NOTES PROGRAM

THE NOTES WILL BE ISSUED UNDER THE INDENTURE
As required by U.S. federal law for publicly offered bonds and notes, the notes are governed by a document called the indenture. The indenture is a contract between us and U.S. Bank Trust National Association, which acts as trustee. The trustee has two main roles:

     - First, the trustee can enforce your rights against us if we default. There are limitations on the extent to which the trustee acts on your behalf, which we describe below under "Default, Remedies and Waiver of Default."

     - Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

WE MAY ISSUE OTHER SERIES OF DEBT SECURITIES
The indenture permits us to issue different series of debt securities from time to time. The Series A medium-term notes will be a single distinct series of debt securities. We may, however, issue Series A notes in such amounts, at such times and on such terms as we wish. The notes will differ from one another, and from other series, in their terms.

This section summarizes the material terms that will apply generally to the notes as a series. Each particular note will have financial and other terms specific to it, and the specific terms of each note will be described in a prospectus supplement that will be delivered with this prospectus. Those terms may vary from the terms described here. As you read this section, therefore, please remember that the specific terms of your note as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. The statements we make in this section may not apply to your note.

When we refer to the notes, the Series A medium-term notes or these notes, we mean the medium-term notes, Series A. When we refer to a series of debt securities, we mean a series, such as the notes, issued under the indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the note you purchase.

AMOUNTS THAT WE MAY ISSUE
The indenture does not limit the aggregate amount of debt securities that we may issue, nor does it limit the number of series or the aggregate amount of any particular series. We have authorized the issuance of Series A medium-term notes in such amounts as will not result in the notes having an aggregate initial offering price greater than USD2,000,000,000, or an equivalent amount in any other currency or currency unit.

The indenture and the notes do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the notes.

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

HOW THE NOTES RANK AGAINST OTHER DEBT
The Series A medium-term notes will not be secured by any property or assets of UBS or its subsidiaries. Thus, by owning a note, you will be one of our unsecured creditors.

The notes will not be subordinated to any of our other debt obligations. This means that, in a bankruptcy or liquidation proceeding against us, the notes would rank equally in right of payment with all other unsecured and unsubordinated debt of UBS, except for debts required to be preferred by law. The notes are not deposit liabilities of UBS and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

THIS SECTION IS ONLY A SUMMARY
The indenture and its associated documents, including your note, contain the full legal text governing the matters described in this section and your prospectus supplement. The indenture and the notes are governed by New York law. A copy of the indenture has been filed with the SEC as part of our registration statement. See "Where You Can Find More Information" above for information on how to obtain a copy.

This section and your prospectus supplement summarize all the material terms of the indenture and your note. They do not, however, describe every aspect of the indenture and your note. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indenture, but we describe the meaning of only the more important of those terms.

FEATURES COMMON TO ALL NOTES

STATED MATURITY AND MATURITY
The day on which the principal amount of your note is scheduled to become due is called the stated maturity of the principal and is specified in your prospectus supplement. The principal may become due sooner, by reason of redemption or acceleration after a default. A redemption may occur at our option, at your option, or both, or as a term of the note, as described in your prospectus supplement. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal.

We also use the terms "stated maturity" and "maturity" to refer to the dates when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment. When we refer to the "stated maturity" or the "maturity" of a note, without specifying a particular payment, we mean the stated maturity or maturity, as applicable, of the principal.

CURRENCY OF NOTES
Amounts that become due and payable on your note will be payable in a currency, composite currency, basket of currencies or currency units specified in your prospectus supplement.

We refer to this currency, composite currency, basket of currencies or currency unit or units as a specified currency. The specified currency for your note will be U.S. dollars, unless your prospectus supplement states otherwise. Some notes may have different specified currencies for principal and interest.

You will have to pay for your notes by delivering the requisite amount of the specified currency for the principal to UBS Warburg LLC, UBS PaineWebber Inc. or another agent or dealer that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that agent or dealer. We will make payments on your notes in the specified currency, except as described below under the heading "-- Payment Mechanics."

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

TYPES OF DEBT SECURITIES
We may issue various kinds of notes, including the following types of notes:

     - Fixed Rate Notes. A note of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon notes, which bear no interest and are instead issued at a price lower than the principal amount payable at stated maturity.

     - Floating Rate Notes. A note of this type will bear interest at rates that are determined by reference to an interest rate formula based on one or more than one base interest rate. In some cases, the interest rate on your notes may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. The various base interest rates that will be used in these formulas, and these other features, are described below under "-- Interest Rates -- Floating Rate Notes." If your note is a floating rate note, the formula, the base interest rates used in the formula and any adjustments that will apply to your notes will be described in your prospectus supplement.

     - Equity Indexed Notes. A note of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to one or more equity securities or stocks, including baskets of stocks and stock indices, or to any other equity index described in your prospectus supplement. If you are a Holder of an equity indexed note, you may receive a principal amount at maturity that is greater than or less than the face amount of your note depending upon the value of the relevant stock or index at maturity. That value may fluctuate over time. Some equity indexed notes may also be exchangeable, at the option of the Holder or UBS, into equity securities of one or more issuers other than UBS. If you purchase an equity indexed note, your prospectus supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to that index. Before you purchase any indexed note, you should read carefully the risk factors that are specified in your prospectus supplement.

     - Credit Indexed Notes. A note of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to one or more loans, debt securities or evidences of indebtedness, notes and/or bonds, including baskets of notes, bonds or loans, note indices and bond indices, or to any other credit or credit related index described in your prospectus supplement. If you are a Holder of a credit indexed note, you may receive a principal amount at maturity that is greater than or less than the face amount of your note depending upon the value of the relevant debt instruments or debt index at maturity. That value may fluctuate over time. Some credit indexed notes may also be exchangeable, at the option of the Holder or UBS, into debt of one or more issuers other than UBS. If you purchase a credit indexed note, your prospectus supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to that index. Before you purchase any indexed note, you should read carefully the risk factors that are specified in your prospectus supplement.

     - Credit-Linked Notes. A note of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, is dependent on whether or not a credit event (such as a bankruptcy or payment default) has occurred with respect to one or more specified reference entities' debt obligations. The notes may bear interest at a fixed, floating or variable rate of interest, as will be described in your prospectus supplement. If you are a Holder of a credit-linked note, your note may be redeemed prior to maturity for less than its face amount and you may not receive any interest for the interest period in which any of the specified credit events occurs with respect to the reference entity. If you purchase a credit-linked note, your prospectus supplement will contain a description of the

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

       reference entity or entities, the obligations of the reference entity or entities to which your notes are linked, the potential credit events applicable with respect to each reference entity, and the effect that a credit event will have on the principal or interest payable on the notes or any other terms of the notes. Before you purchase any credit-linked note, you should read carefully the risk factors that are specified in your prospectus supplement.

We may also issue notes that are indexed or linked to any other asset, liability, commodity, rate or index, or with any other type of feature determining the amount of principal and interest that we will pay on the notes and the timing of these payments. In addition, we can combine the types of provisions described above, or any other special features, in a single offering of notes. If these features apply to your notes, they will be described in your prospectus supplement.

ORIGINAL ISSUE DISCOUNT NOTES
A fixed rate note, a floating rate note, an equity or credit indexed note, or a credit-linked note or any other note may be an original issue discount note. A note of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount note may be a zero coupon note. A note issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of maturity. See "U.S. Tax Considerations -- Original Issue Discount" below for a brief description of the U.S. federal income tax consequences of owning an original issue discount note.

INFORMATION IN THE PROSPECTUS SUPPLEMENT
Your prospectus supplement will describe one or more of the following terms of your note:

     - the stated maturity;

     - the specified currency or currencies for principal and interest, if not U.S. dollars;

     - the price at which we will originally issue your note, expressed as a percentage of the principal amount, and the original issue date;

     - whether your note is a fixed rate note, a floating rate note, an equity indexed note, a credit indexed note, a credit-linked note or any other note, and also whether it is an original issue discount note;

     - if your note is a fixed rate note, the annual rate at which your note will bear interest, if any, and the interest payment dates, if different from those described below under "-- Interest Rates -- Fixed Rate Notes;"

     - if your note is a floating rate note, the interest rate basis, which may be one of the base rates described in "-- Interest Rates -- Floating Rate Notes" below; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the calculation agent; and whether the note is renewable, all of which we describe under "-- Interest Rates -- Floating Rate Notes" below;

     - if your note is an equity or credit indexed note, or a note indexed to any other reference or index, the principal amount we will pay you at maturity and the amount of interest we will pay you on an interest payment date, or the formulas we will use to calculate these amounts, and whether your note will be exchangeable for or payable in equity securities, debt securities or other debt obligations of one or more issuers (other than UBS) or any other property;

     - if your note is a credit-linked note, the maturity, interest reset, determination, calculation and payment dates; the calculation agent; the amount of interest we will pay you on an interest

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

       payment date or the formula we will use to calculate this amount; the reference entity or entities; the obligations of the reference entity or entities to which the notes are linked; the credit events applicable to each reference entity; and the effect that any credit event will have on the principal or interest payable on the notes or on any other terms of the notes;

     - if your note is an original issue discount note, the yield to maturity;

     - whether your note may be redeemed at our option or repaid at the Holder's option prior to the stated maturity and, if so, other relevant terms such as the redemption commencement date, repayment date(s), redemption price(s) and redemption period(s), all of which we describe under "--Redemption and Repayment" below;

     - whether your note may be converted or exchanged at your option or our option into other securities or property (including other securities of UBS) in addition to or in place of any payments of interest or principal, and, if so, other relevant terms;

     - whether we will issue your note or make it available in non-book-entry form;

     - whether the stated maturity of your note may be extended and, if so, other relevant terms; and

     - any other terms of your note that are not inconsistent with the provisions of the indenture, which other terms could be different from those described in this prospectus.

If you purchase your note in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. or another of our affiliates resells a note that it has previously acquired from another holder. A market-making transaction in a particular note occurs after the original issuance and sale of the note.

Your prospectus supplement will summarize the specific financial and other terms of your note, while this prospectus describes terms that apply generally to the notes. Consequently, the terms described in your prospectus supplement will supplement those described in this prospectus and, if the terms described there are inconsistent with those described here, the terms described in the prospectus supplement will be controlling. The terms used in your prospectus supplement have the meanings described in this prospectus, unless otherwise specified in the prospectus supplement.

WHAT IS A GLOBAL NOTE?

We will issue each note in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means that interests in the note will be represented and transferred through the rules of a book-entry clearing system. Each note issued in book-entry form will be represented by a global note that we deposit with and register in the name of a financial institution that we select, or its nominee. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, known as DTC, will be the depositary for all notes issued in book-entry form.

A global note may represent one or any other number of individual notes. Generally, all notes represented by the same global note will have the same terms. We may, however, issue a global note that represents multiple notes that have different terms and are issued at different times. We call this kind of global note a master global note. Your prospectus supplement will not indicate whether a global note is a master global note.

A global note may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "--Special Situations When a Global Note Will Be Terminated." As a result of these arrangements, the

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

depositary, or its nominee, will be the sole registered owner and Holder of all notes represented by a global note, and investors will be permitted to own only beneficial interests in a global note. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose note is represented by a global note will not be a Holder of the note, but only an indirect holder of a beneficial interest in the global note.

If the prospectus supplement for a particular note indicates that the note will be issued in global form only, then the note will be represented by a global note at all times unless and until the global note is terminated. We describe the situations in which this can occur below under "--Special Situations When a Global Note Will Be Terminated." If termination occurs, we may issue the notes through another book-entry clearing system or decide that the notes may no longer be held through any book-entry clearing system.

SPECIAL CONSIDERATIONS FOR GLOBAL NOTES
As an indirect holder, an investor's rights relating to a global note will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a Holder of notes and instead deal only with the depositary that holds the global note.

If notes are issued only in the form of a global note, an investor should be aware of the following:

     - An investor cannot cause the notes to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the notes, except in the special situations we describe below under "--Special Situations When a Global Note Will Be Terminated."

     - An investor will be an indirect holder and must look to his or her own bank or broker for payments on the notes and protection of his or her legal rights relating to the notes, as we describe below under "--Legal Ownership of Notes."

     - An investor may not be able to sell his or her interest in the notes to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

     - An investor may not be able to pledge his or her interest in a global note in circumstances where certificates representing the notes must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

     - The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global note. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global note. We and the trustee also do not supervise the depositary in any way.

     - The depositary will require that those who purchase and sell interests in a global note within its book-entry system use immediately available funds and your broker or bank may require you to do so as well.

     - Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in the global notes, may also have their own policies affecting payments, notices and other matters relating to the notes. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

SPECIAL SITUATIONS WHEN A GLOBAL NOTE WILL BE TERMINATED
In a few special situations described below, a global note will be terminated and interests in it will be exchanged for certificates in non-global form representing the notes it represented. After that exchange, the choice of whether to hold the notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global note transferred on termination to their own names, so that they will be Holders. We have described the rights of Holders and street name investors below under "--Legal Ownership of Notes."

Unless the applicable prospectus supplement identifies additional situations, the only special situations for termination of a global note are as follows:

     - if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global note and we do not appoint another institution to act as depositary within 60 days;

     - if we notify the trustee that we wish to terminate that global note; or

     - if an event of default has occurred with regard to notes represented by that global note and has not been cured or waived; we discuss defaults below under "--Default, Remedies and Waiver of Default."

If a global note is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the notes represented by the global note will be registered and, therefore, who will be the Holders of those notes.

LEGAL OWNERSHIP OF NOTES

We refer to those who have notes registered in their own names, on the books that we or the trustee maintain for this purpose, as the "Holders" of those notes. These persons are the legal holders of the notes. We refer to those who, indirectly through others, own beneficial interests in notes that are not registered in their own names as indirect holders of those notes. As we discuss below, indirect holders are not legal holders, and investors in notes issued in book-entry form or in street name will be indirect holders.

BOOK-ENTRY HOLDERS
We will issue each note in book-entry or global form only, unless we specify otherwise in the applicable prospectus supplement. This means notes will be represented by one or more global notes registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the notes on behalf of themselves or their customers.

As a result, investors will not own notes directly. Instead, they will own beneficial interests in a global note, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the notes are issued in book-entry form, investors will be indirect holders, and not Holders, of the notes.

Under the indenture, only the person in whose name a note is registered is recognized as the Holder of that note. Consequently, for notes issued in book-entry form, we will recognize only the depositary as the Holder of the notes and we will make all payments on the notes to the depositary. The depositary will pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

STREET NAME HOLDERS
We may terminate a global note described above or issue notes initially in non-global or definitive form. In these cases, investors may choose to hold their notes in their own names or in "street name." Notes held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those notes through an account he or she maintains at that institution.

For notes held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the notes are registered as the Holders of those notes and we will make all payments on those notes to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold notes in street name will be indirect holders, not Holders, of the notes.

LEGAL HOLDERS
Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the Holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global notes, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a note or has no choice because we are issuing the notes only in book-entry form.

For example, once we make a payment or give a notice to the Holder, we have no further responsibility for that payment or notice even if that Holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the Holders for any purpose--for example, to amend the indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture--we would seek the approval only from the Holders, and not the indirect holders, of the notes. Whether and how the Holders contact the indirect holders is up to the Holders.

When we refer to you, we mean those who invest in the notes being offered by this prospectus, whether they are the Holders or only indirect holders of those notes. When we refer to your notes, we mean the notes in which you hold a direct or indirect interest.

SPECIAL CONSIDERATIONS FOR INDIRECT HOLDERS
If you hold notes through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

     - how it handles securities payments and notices;

     - whether it imposes fees or charges;

     - how it would handle a request for the Holders' consent, if ever required;

     - whether and how you can instruct it to send you notes registered in your own name so you can be a Holder, if that is permitted;

     - how it would exercise rights under the notes if there were a default or other event triggering the need for Holders to act to protect their interests; and

     - if the notes are in book-entry form, how the depositary's rules and procedures will affect these matters.

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

INTEREST RATES

This subsection describes general terms relating to the different kinds of interest rates that may apply to your note, if it bears interest.

Please remember that the specific terms of your note as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms regarding interest rates and payments of interest described in this subsection. The statements we make in this subsection may not apply to your note.

FIXED RATE NOTES

Each fixed rate note, except a zero coupon note, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate note at the fixed yearly rate stated in the applicable pricing supplement, until the principal is paid or made available for payment. Unless otherwise specified in the applicable pricing supplement, interest on a fixed rate note will be payable semi-annually each May 15 and November 15, which will be the interest payment dates for the fixed rate note, and at maturity. Each payment of interest due on an interest payment date or at maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate notes on the basis of a 360-day year of twelve 30-day months. We will make each interest payment as described below under "--Payment Mechanics."

FLOATING RATE NOTES

In this subsection, we use several specialized terms relating to the manner in which floating interest rates are calculated. These terms appear in BOLD type the first time they appear, and we define these terms in "--Special Rate Calculation Terms" at the end of this subsection.

Each floating rate note will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a floating rate note at the rate determined according to the interest rate formula stated in the applicable pricing supplement, until the principal is paid or made available for payment. Interest on a floating rate note will be payable on each interest payment date specified in the applicable prospectus supplement and at maturity. We will rate each interest payment as described under "--Payment Mechanics" below.

BASE RATES. We currently expect to issue floating rate notes that bear interest at rates based on one or more of the following base rates:

     - commercial paper rate

     - prime rate

     - LIBOR

     - EURIBOR

     - treasury rate

     - CMT rate

     - CD rate

     - federal funds rate

     - J.J. Kenny rate

     - 11th district cost of funds rate

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

We describe each of these base rates in further detail below in this subsection. If you purchase a floating rate note, your pricing supplement will specify the type of base rate that applies to your note.

INITIAL BASE RATE. For any floating rate note, the base rate in effect from the original issue date to the first interest reset date will be the initial base rate. We will specify the initial base rate in the applicable pricing supplement.

SPREAD OR SPREAD MULTIPLIER. In some cases, the base rate for a floating rate note may be adjusted:

     - by adding or subtracting a specified number of basis points, called the spread, with one basis point being 0.01%; or

     - by multiplying the base rate by a specified percentage, called the spread multiplier.

If you purchase a floating rate note, your pricing supplement will specify whether a spread or spread multiplier will apply to your note and, if so, the amount of the spread or spread multiplier.

MAXIMUM AND MINIMUM RATES. The actual interest rate, after being adjusted by the spread or spread multiplier, may also be subject to either or both of the following limits:

     - a maximum rate -- i.e., a specified upper limit that the actual interest rate in effect at any time may not exceed; and/or

     - a minimum rate -- i.e., a specified lower limit that the actual interest rate in effect at any time may not fall below.

If you purchase a floating rate note, your pricing supplement will specify whether a maximum rate and/or minimum rate will apply to your note and, if so, what those rates are.

Whether or not a maximum rate applies, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application. Under current New York law, the maximum rate of interest, with some exceptions, for any loan in an amount less than USD250,000 is 16% and for any loan in the amount of USD250,000 or more but less than USD2,500,000 is 25% per year on a simple interest basis. These limits do not apply to loans of USD2,500,000 or more.

The rest of this subsection describes how the interest rate and the interest payment dates will be determined, and how interest will be calculated, on a floating rate note.

INTEREST RESET DATES. The interest rate on a floating rate note will be reset, by the calculation agent described below, daily, weekly, monthly, quarterly, semi-annually or annually. The date on which the interest rate resets and the reset rate becomes effective is called the interest reset date. Except as otherwise specified in the applicable pricing supplement, the interest reset date will be as follows:

     - for floating rate notes that reset daily, each BUSINESS DAY;

     - for floating rate notes that reset weekly and are not treasury rate notes, the Wednesday of each week;

     - for treasury rate notes that reset weekly, the Tuesday of each week, except as otherwise described in the next to last paragraph under "--Interest Determination Dates" below;

     - for floating rate notes that reset monthly, the third Wednesday of each month;

     - for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

     - for floating rate notes that reset semi-annually, the third Wednesday of each of two months of each year as specified in the applicable pricing supplement; and

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

     - for floating rate notes that reset annually, the third Wednesday of one month of each year as specified in the applicable pricing supplement.

For a floating rate note, the interest rate in effect on any particular day will be the interest rate determined with respect to the latest interest reset date that occurs on or before that day. There are several exceptions, however, to the reset provisions described above.

The base rate in effect from the original issue date to the first interest reset date will be the initial base rate. For floating rate notes that reset daily or weekly, the base rate in effect for each day following the second business day before an interest payment date to, but excluding, the interest payment date, and for each day following the second business day before the maturity to, but excluding, the maturity, will be the base rate in effect on that second business day.

If any interest reset date for a floating rate note would otherwise be a day that is not a business day, the interest reset date will be postponed to the next day that is a business day. For a LIBOR or EURIBOR note, however, if that business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

INTEREST DETERMINATION DATES. The interest rate that takes effect on an interest reset date will be determined by the calculation agent by reference to a particular date called an interest determination date. Except as otherwise specified in the applicable pricing supplement:

     - For all floating rate notes other than LIBOR notes, EURIBOR notes, treasury rate notes and 11th district cost of funds rate notes, the interest determination date relating to a particular interest reset date will be the second business day before the interest reset date.

     - For LIBOR notes, the interest determination date relating to a particular interest reset date will be the second LONDON BUSINESS DAY preceding the interest reset date, unless the INDEX CURRENCY is pounds sterling, in which case the interest determination date will be the interest reset date. We refer to an interest determination date for a LIBOR note as a LIBOR interest determination date.

     - For EURIBOR notes, the interest determination date relating to a particular interest reset date will be the second EURO BUSINESS DAY preceding the interest reset date. We refer to an interest determination date for a EURIBOR note as a EURIBOR interest determination date.

     - For treasury rate notes, the interest determination date relating to a particular interest reset date, which we refer to as a treasury interest determination date, will be the day of the week in which the interest reset date falls on which treasury bills--i.e., direct obligations of the U.S. government--would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday. If as the result of a legal holiday an auction is held on the preceding Friday, that Friday will be the treasury interest determination date relating to the interest reset date occurring in the next succeeding week. If the auction is held on a day that would otherwise be an interest reset date, then the interest reset date will instead be the first business day following the auction date.

     - For 11th district cost of funds rate notes, the interest determination date relating to a particular interest reset date will be the last working day, in the first calendar month before that interest reset date, on which the Federal Home Loan Bank of San Francisco publishes the monthly average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District for the second calendar month before that interest reset date. We refer to an interest determination date for an 11th district cost of funds rate note as an 11th district interest determination date.

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

INTEREST CALCULATION DATES. As described above, the interest rate that takes effect on a particular interest reset date will be determined by reference to the corresponding interest determination date. Except for LIBOR notes and EURIBOR notes, however, the determination of the rate will actually be made on a day no later than the corresponding interest calculation date. The interest calculation date will be the earlier of the following:

     - the tenth calendar day after the interest determination date or, if that tenth calendar day is not a business day, the next succeeding business day; and

     - the business day immediately preceding the interest payment date or the maturity, whichever is the day on which the next payment of interest will be due.

The calculation agent need not wait until the relevant interest calculation date to determine the interest rate if the rate information it needs to make the determination is available from the relevant sources sooner.

INTEREST PAYMENT DATES. The interest payment dates for a floating rate note will depend on when the interest rate is reset and, unless we specify otherwise in the applicable pricing supplement, will be as follows:

     - for floating rate notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

     - for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

     - for floating rate notes that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement; or

     - for floating rate notes that reset annually, the third Wednesday of the month specified in the applicable pricing supplement.

Regardless of these rules, if a note is originally issued after the regular record date and before the date that would otherwise be the first interest payment date, the first interest payment date will be the date that would otherwise be the second interest payment date. We have defined the term "regular record date" under "--Payment Mechanics" below.

In addition, the following special provision will apply to a floating rate note with regard to any interest payment date other than one that falls on the maturity. If the interest payment date would otherwise fall on a day that is not a business day, then the interest payment date will be the next day that is a business day. However, if the floating rate note is a LIBOR note or a EURIBOR note and the next business day falls in the next calendar month, then the interest payment date will be advanced to the next preceding day that is a business day. In all cases, an interest payment date that falls on the maturity will not be changed.

CALCULATION OF INTEREST
Calculations relating to floating rate notes will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as UBS Warburg LLC. The prospectus supplement for a particular floating rate note will name the institution that we have appointed to act as the calculation agent for that note as of its original issue date. We may appoint a different institution to serve as a calculation agent from time to time after the original issue date of the note without your consent and without notifying you of the change.

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

For each floating rate note, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period--i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate note by an accrued interest factor for the interest period. This factor will be equal to the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day:

     - by 360, in the case of commercial paper rate notes, prime rates, LIBOR notes, EURIBOR notes, CD rate notes, federal funds rate notes J.J. Kenny rate notes and 11th district cost of funds rate notes; or

     - by the actual number of days in the year, in the case of treasury rate notes and CMT rate notes.

Upon the request of the Holder of any floating rate note, the calculation agent will provide for that note the interest rate then in effect--and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654), and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate note will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate note during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer, or agent participating in the distribution of the relevant floating rate notes and its affiliates, and they may include affiliates of UBS.

CALCULATION AGENT. We have initially appointed UBS Warburg LLC as our calculation agent for the notes.

COMMERCIAL PAPER RATE NOTES
If you purchase a commercial paper rate note, your note will bear interest at a base rate equal to the commercial paper rate and adjusted by the spread or spread multiplier, if any, specified in your prospectus supplement.

The commercial paper rate will be the MONEY MARKET YIELD of the rate, for the relevant interest determination date, for commercial paper having the INDEX MATURITY specified in your prospectus supplement, as published in H.15(519) under the heading "Commercial Paper -- Nonfinancial." If the commercial paper rate cannot be determined as described above, the following procedures will apply.

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

     - If the rate described above does not appear in H.15 (519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the commercial paper rate will be the rate, for the relevant interest determination date, for commercial paper having the index maturity specified in your pricing supplement, as published in H.15 DAILY UPDATE or any other recognized electronic source used for displaying that rate, under the heading "Commercial Paper--Nonfinancial."

     - If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the commercial paper rate will be the money market yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the relevant index maturity and is placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on the relevant interest determination date, by three leading U.S. dollar commercial paper dealers in New York City selected by the calculation agent.

     - If fewer than three dealers selected by the calculation agent are quoting as described above, the commercial paper rate for the new interest period will be the commercial paper rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

PRIME RATE NOTES
If you purchase a prime rate note, your note will bear interest at a base rate equal to the prime rate as adjusted by the spread or spread multiplier, if any, specified in your prospectus supplement.

The prime rate will be the rate, for the relevant interest determination date, published in H.15(519) under the heading "Bank Prime Loan." If the prime rate cannot be determined as described above, the following procedures will apply.

     - If the rate described above does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the prime rate will be the rate, for the relevant interest determination date, as published in H.15 daily update or another recognized electronic source used for the purpose of displaying that rate, under the heading "Bank Prime Loan."

     - If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the prime rate will be the arithmetic mean of the following rates as they appear on the REUTERS SCREEN US PRIME 1 PAGE: the rate of interest publicly announced by each bank appearing on that page as that bank's prime rate or base lending rate, as of 11:00 A.M., New York City time, on the relevant interest determination date.

     - If fewer than four of these rates appear on the Reuters screen US PRIME 1 page, the prime rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on the relevant interest determination date, of three major banks in New York City selected by the calculation agent. For this purpose, the calculation agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.

     - If fewer than three banks selected by the calculation agent are quoting as described above, the prime rate for the new interest period will be the prime rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

LIBOR NOTES
If you purchase a LIBOR note, your note will bear interest at a base rate equal to LIBOR, which will be the London interbank offered rate for deposits in U.S. dollars or any other index currency, as specified in your prospectus supplement. In addition, the applicable LIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in your pricing supplement. LIBOR will be determined in the following manner:

     - LIBOR will be either:

        -- the offered rate appearing on the TELERATE LIBOR PAGE; or

        -- the arithmetic mean of the offered rates appearing on the REUTERS
           SCREEN LIBOR PAGE unless that page by its terms cites only one rate, in which case that rate;

    in either case, as of 11:00 A.M., London time, on the relevant LIBOR interest determination date, for deposits of the relevant index currency having the relevant index maturity beginning on the relevant interest reset date. Your prospectus supplement will indicate the index currency, the index maturity and the reference page that will apply to your LIBOR note. If no reference page is specified in your prospectus supplement, Telerate LIBOR page will apply to your LIBOR note.

     - If the Telerate LIBOR page applies and the rate described above does not appear on that page, or if Reuters screen LIBOR page applies and fewer than two of the rates described above appears on that page or no rate appears on any page on which only one rate normally appears, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the relevant LIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: deposits of the index currency having the relevant index maturity, beginning on the relevant interest reset date, and in a REPRESENTATIVE AMOUNT. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the quotations.

     - If fewer than two quotations are provided as described above, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., in the principal financial center for the country of the index currency, on that LIBOR interest determination date, by three major banks in that financial center selected by the calculation agent: loans of the index currency having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.

     - If fewer than three banks selected by the calculation agent are quoting as described above, LIBOR for the new interest period will be LIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

EURIBOR NOTES
If you purchase a EURIBOR note, your note will bear interest at a base rate equal to the interest rate for deposits in euros designated as "EURIBOR" and sponsored jointly by the European Banking Federation and ACI--the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. In addition, the EURIBOR base rate will

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

be adjusted by the spread or spread multiplier, if any, specified in your prospectus supplement. EURIBOR will be determined in the following manner:

     - EURIBOR will be the offered rate for deposits in euros having the index maturity specified in your pricing supplement, beginning on the second euro business day after the relevant EURIBOR interest determination date, as that rate appears on TELERATE PAGE 248 as of 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date.

     - If the rate described above does not appear on Telerate page 248, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the EURO-ZONE interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent: euro deposits having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount. The calculation agent will request the principal euro-zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the quotations.

     - If fewer than two quotations are provided as described above, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 A.M., Brussels time on that EURIBOR interest determination date, by three major banks in the euro-zone selected by the calculation agent: loans of euros having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.

     - If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period, If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

TREASURY RATE NOTES
If you purchase a treasury rate note, your note will bear interest at a base rate equal to the treasury rate and adjusted by the spread or spread multiplier, if any, specified in your prospectus supplement.

The treasury rate will be the rate for the auction, on the relevant treasury interest determination date, of treasury bills having the index maturity specified in your pricing supplement, as that rate appears on Telerate page 56 or 57 under the heading "Investment Rate." If the treasury rate cannot be determined in this manner, the following procedures will apply.

     - If the rate described above does not appear on either page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, the treasury rate will be the BOND EQUIVALENT YIELD of the rate, for the relevant interest determination date, for the type of treasury bill described above, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Auction High."

     - If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the auction rate, for the relevant treasury interest determination date and for treasury bills of the kind described above, as announced by the U.S. Department of the Treasury.

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

     - If the auction rate described in the prior paragraph is not so announced by 3:00 P.M., New York City time, on the relevant interest calculation date, or if no such auction is held for the relevant week, then the treasury rate will be the bond equivalent yield of the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market."

     - If the rate described in the prior paragraph does not appear in H.15(519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the treasury rate will be the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Secondary Market."

     - If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the specified index maturity: the rates bid as of approximately 3:30 P.M., New York City time, on the relevant treasury interest determination date, by three primary U.S. government securities dealers in New York City selected by the calculation agent.

     - If fewer than three dealers selected by the calculation agent are quoting as described in the prior paragraph, the treasury rate in effect for the new interest period will be the treasury rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CMT RATE NOTES
If you purchase a CMT rate note, your note will bear interest at a base rate equal to the CMT rate and adjusted by the spread or spread multiplier, if any, specified in your prospectus supplement.

The CMT rate will be the following rate displayed on the DESIGNATED CMT TELERATE PAGE under the heading "... Treasury Constant Maturities. . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the DESIGNATED CMT INDEX MATURITY:

     - if the designated CMT Telerate page is Telerate page 7051, the rate for the relevant interest determination date; or

     - if the designated CMT Telerate page is Telerate page 7052, the weekly or monthly average, as specified in your prospectus supplement, for the week that ends immediately before the week in which the relevant interest determination date falls, or for the month that ends immediately before the month in which the relevant interest determination date falls, as applicable.

If the CMT rate cannot be determined in this manner, the following procedures will apply.

     - If the applicable rate described above is not displayed on the relevant designated CMT Telerate page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CMT rate will be the applicable treasury constant maturity rate described above--i.e., for the designated CMT index maturity and for either the relevant interest determination date or the weekly or monthly average, as applicable --as published in H.15 (519).

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

     - If the applicable rate described above does not appear in H.15 (519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the treasury constant maturity rate, or other U.S. treasury rate, for the designated CMT index maturity and with reference to the relevant interest determination date, that:

        -- is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury; and

        -- is determined by the calculation agent to be comparable to the applicable rate formerly displayed on the designated CMT Telerate page and published in H.15 (519).

     - If the rate described in the prior paragraph does not appear at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for the most recently issued treasury notes having an original maturity of approximately the designated CMT index maturity and a remaining term to maturity of not less than the designated CMT index maturity minus one year, and in a representative amount: the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation--or, if there is equality, one of the highest--and the lowest quotation--or, if there is equality, one of the lowest. Treasury notes are direct, non-callable, fixed rate obligations of the U.S. government.

     - If the calculation agent is unable to obtain three quotations of the kind described in the prior paragraph, the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for treasury notes with an original maturity longer than the designated CMT index maturity, with a remaining term to maturity closest to the designated CMT index maturity and in a representative amount: the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation--or, if there is equality, one of the highest--and the lowest quotation--or, if there is equality, one of the lowest. If two treasury notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the calculation agent will obtain quotations for the treasury note with the shorter remaining term to maturity.

     - If fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.

     - If two or fewer primary dealers selected by the calculation agent are quoting as described above, the CMT rate in effect for the new interest period will be the CMT rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CD RATE NOTES
If you purchase a CD rate note, your note will bear interest at a base rate equal to the CD rate and adjusted by the spread or spread multiplier, if any, specified in your prospectus supplement.

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

The CD rate will be the rate, on the relevant interest determination date, for negotiable U.S. dollar certificates of deposit having the index maturity specified in your prospectus supplement, as published in H.15 (519) under the heading "CDs (Secondary Market)." If the CD rate cannot be determined in this manner, the following procedures will apply.

     - If the rate described above does not appear in H.15 (519) at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CD rate will be the rate, for the relevant interest determination date, described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "CDs (Secondary Market)."

     - If the rate described above does not appear in H.15 (519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the CD rate will be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money center banks with a remaining maturity closest to the specified index maturity, and in a representative amount: the rates offered as of 10:00 A.M., New York City time, on the relevant interest determination date, by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the calculation agent.

     - If fewer than three dealers selected by the calculation agent are quoting as described above, the CD rate in effect for the new interest period will be the CD rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

FEDERAL FUNDS RATE NOTES
If you purchase a federal funds rate note, your note will bear interest at a base rate equal to the federal funds rate and adjusted by the spread or spread multiplier, if any, specified in your prospectus supplement.

The federal funds rate will be the rate for U.S. dollar federal funds on the relevant interest determination date, as published in H.15 (519) under the heading "Federal Funds (Effective)," as that rate is displayed on Telerate page
120. If the federal funds rate cannot be determined in this manner, the following procedures will apply.

     - If the rate described above is not displayed on Telerate page 120 at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the federal funds rate, for the relevant interest determination date, will be the rate described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "Federal Funds (Effective)."

     - If the rate described above is not displayed on Telerate page 120 and does not appear in H.15 (519), H.15 daily update or another recognized electronic source at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the federal funds rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on the relevant interest determination date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the calculation agent.

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

     - If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate in effect for the new interest period will be the federal funds rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

J.J. KENNY RATE NOTES
If you purchase a J.J. Kenny rate note, your note will bear interest at a base rate equal to the high grade weekly index made available by J.J. Kenny Information Systems, which we call the weekly index, adjusted by the spread or spread multiplier, if any, specified in your prospectus supplement.

The J.J. Kenny rate will be the rate on the relevant interest determination date equal to the weekly index. J.J. Kenny formulates the weekly index by selecting at least five high grade component issuers, including issuers of general obligation bonds. The weekly index includes the 30 day yield evaluations at par of bonds of these selected issuers. J.J. Kenny may change the issuers from time to time at its discretion. J.J. Kenny will select only bonds that are exempt from Federal income taxation under the Internal Revenue Code. J.J. Kenny will not select bonds on which the interest is subject to a minimum tax or similar tax under the Internal Revenue Code unless all tax-exempt bonds are subject to such a tax.

If J.J. Kenny stops making the weekly index available, the calculation agent will select a new indexing agent. The index made available by the new indexing agent will reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Rating Services from issuers most closely resembling the high grade component issuers selected by J.J. Kenny. The interest on the bonds selected by the new indexing agent will be variable on a weekly basis, exempt from federal income taxation and not subject to a minimum tax unless all tax exempt bonds are subject to a minimum tax. If a new indexing agent is not available to replace J.J. Kenny, then the J.J. Kenny rate will be 67% of the Treasury Rate.

11TH DISTRICT COST OF FUNDS RATE NOTES
If you purchase an 11th district cost of funds rate note, your note will bear interest at a base rate equal to the 11th district cost of funds rate and adjusted by the spread or spread multiplier, if any, specified in your prospectus supplement.

The 11th district cost of funds rate will be the rate equal to the monthly weighted average cost of funds for the calendar month immediately before the relevant 11th district interest determination date, as displayed on Telerate page 7058 under the heading "11th District" as of 11:00 A.M., San Francisco time, on that date. If the 11th district cost of funds rate cannot be determined in this manner, the following procedures will apply.

     - If the rate described above does not appear on Telerate page 7058 on the relevant 11th district interest determination date, then the 11th district cost of funds rate for that date will be the monthly weighted average cost of funds paid by institutions that are members of the Eleventh Federal Home Loan Bank District for the calendar month immediately before the relevant 11th district interest determination date, as most recently announced by the Federal Home Loan Bank of San Francisco as that cost of funds.

     - If the Federal Home Loan Bank of San Francisco fails to announce the cost of funds described in the prior paragraph on or before the relevant 11th district interest determination date, the 11th district cost of funds rate in effect for the new interest period will be the 11th district cost of funds rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

RENEWABLE FLOATING RATE NOTES
If specified in the applicable prospectus supplement, your floating rate note may be a renewable floating rate note. The interest rate and other relevant terms of your renewable floating rate note will be described in the applicable prospectus supplement.

Renewable floating rate notes will mature as described in the applicable prospectus supplement unless the stated maturity of all or a portion of the principal amount is extended in the following manner. The interest payment dates in May and November of each year, or in the months specified in the applicable prospectus supplement, will be the election dates. On each election date, the maturity of your renewable floating rate note will be automatically extended to the interest payment date occurring twelve months after the election date, unless the Holder elects to terminate the automatic extension. The Holder may elect to terminate the automatic extension either as to the entire maturity or as to any portion of the maturity having a principal amount of USD1,000 or any multiple of USD1,000 (or, in the case of a note denominated in a currency other than dollars, a principal amount or multiple as described in the applicable prospectus supplement). To make this election, the Holder must give notice to the paying agent within the time frame specified in the applicable prospectus supplement. If the Holder elects to terminate the automatic extension as to the whole or any portion of the maturity, that whole or portion will become due and payable on the interest payment date falling six months after the election date that preceded the election date on which the Holder made the election, or at such time as specified in the applicable prospectus supplement. The applicable prospectus supplement will also specify a final maturity date, beyond which there will be no automatic extension.

The Holder of a renewable floating rate note may revoke an election to terminate the automatic extension of the entire amount as to which the election was made, or any portion of that amount having a principal amount of USD1,000 or any multiple of USD1,000 (or, in the case of a note denominated in a currency other than dollars, a principal amount or multiple as described in the applicable prospectus supplement). To revoke an election, the Holder must deliver notice to the paying agent on any day following the election but no later than 15 days before the revoked portion would otherwise mature, or at such time as specified in the applicable prospectus supplement. A revocation may not be made, however, during the period between and including a record date and the immediately succeeding interest payment date.

An election to terminate the automatic extension, if not revoked in the manner described immediately above by the Holder or any subsequent Holder, will be binding upon any subsequent Holder.

We may redeem a renewable floating rate note in whole or in part on the interest payment dates in each year specified in the applicable prospectus supplement, at a redemption price set forth in the applicable prospectus supplement, together with accrued interest to the date of the redemption. If we redeem a renewable floating rate note, we will mail notice of the redemption to each Holder by first class mail, postage-prepaid, at least 180 days before the date selected for the redemption. We will follow this procedure even if it differs from any procedure specified under "--Redemption and Repayment" below.

SPECIAL RATE CALCULATION TERMS
In this subsection entitled "--Interest Rates," we use several terms that have special meanings relevant to calculating floating interest rates. We define these terms as follows:

The term "BOND EQUIVALENT YIELD" means a yield expressed as a percentage and calculated in accordance with the following formula:

                                D x N
bond equivalent yield =  ------------------   X 100
                            360 - (D x M)

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

     where

     - "D" means the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal;

     - "N" means 365 or 366, as the case may be; and

     - "M" means the actual number of days in the applicable interest reset period.

The term "BUSINESS DAY" means, for any note, a day that meets all the following applicable requirements:

     - for all notes, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close;

     - if the note is a LIBOR note, is also a London business day;

     - if the note has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency; and

     - if the note is a EURIBOR note or has a specified currency of euros, or is a LIBOR note for which the index currency is euros, is also a euro business day.

The term "DESIGNATED CMT INDEX MATURITY" means the index maturity for a CMT rate note and will be the original period to maturity of a U.S. treasury security--either 1, 2, 3, 5, 7, 10, 20 or 30 years--specified in the applicable pricing supplement. If no such original maturity period is so specified, the designated CMT index maturity will be 2 years.

The term "DESIGNATED CMT TELERATE PAGE" means the Telerate page specified in the applicable prospectus supplement that displays treasury constant maturities as reported in H.15 (519). If no Telerate page is so specified, then the applicable page will be Telerate page 7052. If Telerate page 7052 applies but the applicable prospectus supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

The term "EURO BUSINESS DAY" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

The term "EURO-ZONE" means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.

"H.15(519)" means the weekly statistical release entitled "Statistical Release H.15(519)," or any successor publication, published by the Board of Governors of the Federal Reserve System.

"H.15 DAILY UPDATE" means the daily update of H.15(519) available through the worldwide-web site of the Board of Governors of the Federal Reserve System, at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

The term "INDEX CURRENCY" means, with respect to a LIBOR note, the currency specified as such in the applicable prospectus supplement. The index currency may be U.S. dollars or any other currency, and will be U.S. dollars unless another currency is specified in the applicable prospectus supplement.

The term "INDEX MATURITY" means, with respect to a floating rate note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable prospectus supplement.

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

"LONDON BUSINESS DAY" means any day on which dealings in the relevant index currency are transacted in the London interbank market.

The term "MONEY MARKET YIELD" means a yield expressed as a percentage and calculated in accordance with the following formula:

                               D x 360
money market yield =     ------------------   X 100
                            360 - (D x M)

     where

     - "D" means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

     - "M" means the actual number of days in the applicable interest reset period.

The term "REPRESENTATIVE AMOUNT" means an amount that, in the calculation agent's judgment, is representative of a single transaction in the relevant market at the relevant time.

"REUTERS SCREEN LIBOR PAGE" means the display on the Reuters Monitor Money Rates Service, or any successor service, on the page designated as "LIBO" or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

"REUTERS SCREEN US PRIME 1 PAGE" means the display on the "US PRIME 1" page on the Reuters Monitor Money Rates Service, or any successor service, or any replacement page or pages on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

"TELERATE LIBOR PAGE" means Telerate page 3750 or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

"TELERATE PAGE" means the display on Bridge Telerate, Inc., or any successor service, on the page or pages specified in the applicable prospectus supplement, or any replacement page or pages on that service.

If, when we use the terms designated CMT Telerate page, H.15(519), H.15 daily update, Reuters screen LIBOR page, Reuters screen US PRIME 1 page, Telerate LIBOR page or Telerate page, we refer to a particular heading or headings on any of those pages, those references include any successor or replacement heading or headings as determined by the calculation agent.

EXTENSION OF MATURITY

If specified in the applicable prospectus supplement, we will have the option to extend the stated maturity for one or more periods of whole years up to but not beyond the final maturity date specified in the prospectus supplement. We call a note whose maturity we may extend an extendible note. We call the period of time as to which we may extend the maturity the extension period. The following procedures will apply to extendible notes, unless otherwise indicated in the applicable prospectus supplement.

We may extend the maturity of an extendible note by notifying the paying agent between 45 and 60 days before the stated maturity then in effect. The stated maturity may be the original stated maturity, as described in the prospectus supplement, or a maturity that we previously extended by following these procedures. If we notify the paying agent that we will extend the maturity, the paying agent will send a notice to each Holder by first class mail, postage prepaid, or by other means agreed

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

upon between us and the paying agent, at least 30 days before the stated maturity then in effect. The notice sent by the paying agent will set forth the following information:

     - the company's election to extend the maturity of the extendible note;

     - the extended maturity date or, if the maturity date had previously been extended, the new extended maturity date;

     - the interest rate that will apply during the extension period or, in the case of a floating rate note, the spread and/or spread multiplier, if any, applicable during the extension period; and

     - the provisions, if any, for redemption and repayment during the extension period.

Once the paying agent has mailed the notice to each Holder, the extension of the maturity date will take place automatically. All of the terms of the note will be the same as the terms of the note as originally issued, except those terms that are described in the notice sent by the paying agent to each Holder and except as described in the following paragraph.

Not later than 10:00 a.m., New York City time, on the twentieth calendar day before the maturity date then in effect for an extendible note or, if that day is not a business day, on the next succeeding business day, we may revoke the interest rate set forth in the extension notice sent by the paying agent to each Holder and establish a higher interest rate for the extension period. If we elect to establish a higher interest rate, the paying agent will send a notice to each Holder by first class mail, postage prepaid, or by other means agreed between us and the paying agent, of the higher interest rate in the case of a floating rate note, the higher spread and/or spread multiplier, if any. The notice of the higher rate cannot be revoked. All extendible notes as to which the maturity date has been extended will bear the higher rate for the extension period, whether or not tendered for repayment.

If we elect to extend the maturity date of an extendible note, each Holder may elect repayment of all or part of its note on the maturity date then in effect at a price equal to the principal amount plus any accrued and unpaid interest to that date. To elect repayment, a Holder must give notice to the paying agent between 25 and 35 days before the maturity date in effect. The notice must consist of either:

     - the note along with the completed form entitled "Option to Elect Repayment," which is attached to your note; or

     - a telegram, facsimile transmission or letter from a member of a national securities exchange, the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder, the principal amount of the note, the principal amount of the note to be repaid, the certificate number or a description of the tenor and terms of the note, a statement that the option to elect repayment is being elected and a guarantee that the note, together with the completed form entitled "Option to Elect Repayment" will be received by the paying agent no later than the fifth business day after the date of the telegram, facsimile transmission or letter. The telegram, facsimile transmission or letter will become effective upon receipt, by that fifth business day, of the note and complete form.

The Holder may revoke the election of repayment by sending to the paying agent written notice by 3:00 p.m., New York City time, on the twentieth day before the maturity date then in effect or, if that day is not a business day, on the next succeeding business day.

REDEMPTION AND REPAYMENT

Unless otherwise indicated in your prospectus supplement, your note will not be entitled to the benefit of any sinking fund--that is, we will not deposit money on a regular basis into any separate custodial

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

account to repay your notes. In addition, we will not be entitled to redeem your note before its stated maturity (except for certain tax reasons, as described below) unless your prospectus supplement specifies a redemption date or redemption commencement date. You will not be entitled to require us to buy your note from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies one or more redemption dates, a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which will be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of notes during those periods will apply.

If your prospectus supplement specifies one or more redemption dates, your note will be redeemable on any of those dates. If your prospectus supplement specifies a redemption commencement date, your note will be redeemable at our option at any time on or after that date. If we redeem your note, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your note is redeemed.

If your prospectus supplement specifies a repayment date, your note will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If we exercise an option to redeem any note, we will give the trustee and the Holders written notice of the principal amount of the note to be redeemed, not less than 10 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in "--Notices."

If a note represented by a global note is subject to repayment at the Holder's option, the depositary or its nominee, as the Holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global note and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

If the option of the Holder to elect repayment is deemed to be a "tender offer" within the meaning of Rule 14e-1 under the Securities Exchange Act of 1934, we will comply with Rule 14e-1 as then in effect to the extent applicable.

We or our affiliates may purchase notes from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Notes that we or they purchase may, at our discretion, be held, resold or cancelled.

OPTIONAL TAX REDEMPTION

In addition to the situations described above under "-- Redemption and Repayment," we also have the option to redeem the notes in two situations described below, unless otherwise indicated in your prospectus supplement. The redemption price for the notes, other than original issue discount notes, will be equal to the principal amount of the notes being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

discount notes will be specified in the prospectus supplement for such notes. Furthermore, we must give you between 10 and 60 days' notice before redeeming the notes.

     - The first situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, we would be required to pay additional amounts as described below under "Payment of Additional Amounts."

       This applies only in the case of changes, executions, amendments, applications or interpretations that occur on or after the date specified in the prospectus supplement for the applicable notes and in a relevant jurisdiction, as defined in "-- Payment of Additional Amounts" below. If UBS is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which the successor entity is organized, and the applicable date will be the date the entity became a successor.

       We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

     - The second situation is where a person located outside of a relevant jurisdiction into which UBS is merged or to whom it has conveyed, transferred or leased its property is required to pay an additional amount. We would have the option to redeem the notes even if we are required to pay additional amounts immediately after the merger, conveyance, transfer or lease. We are not required to use reasonable measures to avoid the obligation to pay additional amounts in this situation.

PAYMENT OF ADDITIONAL AMOUNTS

A relevant jurisdiction may require UBS to withhold amounts from payments on the principal or interest on a note for taxes or any other governmental charges. If the relevant jurisdiction requires a withholding of this type, UBS may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the note to which you are entitled.

By relevant jurisdiction, we mean Switzerland or a jurisdiction in which the UBS branch through which notes are issued is located. UBS will NOT have to pay additional amounts in respect of taxes or other governmental charges that are required to be deducted or withheld by any paying agent from a payment on a note, if such payment can be made without such deduction or withholding by any other paying agent, or in respect of taxes or other governmental charges that would not have been imposed but for:

     - the existence of any present or former connection between you and the relevant jurisdiction, other than the mere holding of the note and the receipt of payments on it;

     - your status as an individual resident of a member state of the European Union;

     - a failure to comply with any reasonable certification, documentation, information or other reporting requirement concerning your nationality, residence, identity or connection with the relevant jurisdiction, if such compliance is required as a precondition to relief or exemption from such taxes or other governmental charges (including, without limitation, a certification that you are not resident in the relevant jurisdiction or are not an individual resident of a member state of the European Union); or

     - a change in law that becomes effective more than 30 days after a payment on the note becomes due and payable or on which the payment is duly provided for, whichever occurs later.

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to UBS is organized. The prospectus supplement relating to the note may describe additional circumstances in which UBS would not be required to pay additional amounts.

MERGERS AND SIMILAR TRANSACTIONS

We are generally permitted to merge or consolidate with another firm. We are also permitted to sell substantially all of our assets to another firm. We may not take any of these actions, however, unless all the following conditions are met:

     - If the successor firm in the transaction is not UBS, the successor firm must be organized as a corporation, partnership, trust, limited liability company or other similar entity and must expressly assume UBS's obligations under the notes and the indenture. The successor firm may be organized under the laws of any jurisdiction, whether in Switzerland or elsewhere.

     - Immediately after the transaction, no default under the notes has occurred and is continuing. For this purpose, "default under the notes" means an event of default or any event that would be an event of default if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under "--Default, Remedies and Waiver of Default."

If the conditions described above are satisfied, we will not need to obtain the approval of the Holders in order to merge or consolidate or to sell all or substantially all of our assets. Also, these conditions will apply only if we wish to merge or consolidate with another firm or sell all or substantially all our assets. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another firm, any transaction that involves a change of control of UBS but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell all or substantially all of our assets and the successor firm is a non-Swiss entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences to the notes.

DEFEASANCE AND COVENANT DEFEASANCE

Unless we say otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each note as indicated in the applicable prospectus supplement. In general, we expect these provisions to apply to each note that is not a floating rate note, equity or credit indexed note or credit linked note and that has a specified currency of U.S. dollars.

FULL DEFEASANCE. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on your note. This is called full defeasance. To do so, each of the following must occur:

     - We must deposit in trust for the benefit of all Holders a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on your note on their various due dates.

     - There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on your note any differently than if we did not make the deposit and just repaid the note ourselves. Under current federal tax law, the deposit and our legal release from the note would be treated as though we

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

       took back your note and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your note.

     - We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

If we ever fully defease your note, you will have to rely solely on the trust deposit for payments on your note. You could not look to us for payment in the event of any shortfall.

COVENANT DEFEASANCE. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from certain restrictive covenants relating to your note. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance, we must do both of the following:

     - We must deposit in trust for the benefit of all Holders a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on your note on their various due dates; and

     - We must deliver to the trustee a legal opinion of our counsel confirming that under U.S. federal income tax law as then in effect we may make the above deposit without causing you to be taxed on your note any differently than if we did not make the deposit and just repaid the note ourselves.

If we accomplish covenant defeasance with regard to your note, the events of default resulting from a breach of covenants, described below in the fourth item under "-- Default, Remedies and Waiver of Default -- Events of Default" would no longer apply

If we accomplish covenant defeasance, you can still look to us for repayment of your note in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your note became immediately due and payable, there may be a shortfall. Depending on the event causing the default you may not be able to obtain payment of the shortfall.

DEFAULT, REMEDIES AND WAIVER OF DEFAULT

You will have special rights if an event of default with respect to your note occurs and is not cured, as described in this subsection.

EVENTS OF DEFAULT
With respect to your note, when we refer to an event of default, we mean any of the following:

     - We do not pay the principal or any premium (including any security or other property deliverable) on any Series A medium-term note on its stated maturity;

     - We do not pay interest on any Series A medium-term note within 30 days after its due date;

     - We do not deposit a sinking fund payment with regard to any Series A medium-term note on its due date, but only if the payment is required in the applicable prospectus supplement;

     - We remain in breach of any covenant we make in the indenture for the benefit of the Series A medium-term notes, for 60 days after we receive a notice of default stating that we are in breach. The notice must be sent by the trustee or the Holders of not less than 10% in principal amount of the debt securities;

     - We file for bankruptcy or certain other bankruptcy, insolvency or reorganization events relating to UBS occur; or

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

     - If your prospectus supplement states that any additional event of default applies to your note, that event of default occurs.

REMEDIES IF AN EVENT OF DEFAULT OCCURS
If an event of default has occurred and has not been cured or waived, the trustee or the Holders of not less than 25% in principal amount of all Series A medium-term notes may declare the entire principal amount of all the Series A medium-term notes to be due immediately. If an event of default occurs because of bankruptcy, insolvency or reorganization events relating to UBS, the entire principal amount of all the notes will be automatically accelerated, without any action by the trustee or any Holder.

The acceleration of any notes as described above is called an acceleration of the maturity of the affected notes. If the maturity of any notes is accelerated and a judgment for payment has not yet been obtained, the Holders of a majority in principal amount of the notes affected by the acceleration may cancel the acceleration for all the affected notes.

If an event of default occurs, the trustee will have special duties. The trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any Holders unless the Holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the Holders of a majority in principal amount of all Series A medium-term notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority Holders may also direct the trustee in performing any other action under the indenture with respect to the Series A medium-term notes.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the notes, the following must occur:

     - The Holder of your note must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

     - The Holders of not less than 25% in principal amount of all Series A medium-term notes must make a written request that the trustee take action because of the default, and they or other Holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

     - The trustee must not have taken action for 60 days after the above steps have been taken; and

     - During those 60 days, the Holders of a majority in principal amount of the Series A medium-term notes must not have given the trustee directions that are inconsistent with the written request of the Holders of not less than 25% in principal amount of all Series A medium-term notes.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your note on or after its due date.

WAIVER OF DEFAULT
The Holders of not less than a majority in principal amount of the Series A medium-term notes as to which a default occurred may waive a default for those Series A medium-term notes. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your note, however, without the approval of the particular Holder of that note.

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

Book-entry and other indirect holders should consult their banks or brokers for information on how to instruct the Holder to give notice or direction, to or make a request of, the trustee and how to declare or cancel an acceleration of the maturity.

WE WILL GIVE THE TRUSTEE INFORMATION ABOUT DEFAULTS ANNUALLY
We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the indenture and the notes, or else specifying any default.

MODIFICATION AND WAIVER OF COVENANTS

There are three types of changes we can make to the indenture and the Series A medium-term notes.

CHANGES REQUIRING EACH HOLDER'S APPROVAL
First, there are changes that cannot be made without the approval of each Holder of a note affected by the change. Here is a list of those types of changes:

     - change the stated maturity for any principal or interest payment on a note;

     - reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a note;

     - permit redemption of a note if not previously permitted;

     - impair any right a Holder may have to require repayment of his or her note;

     - impair any right that a Holder of an indexed note may have to exchange the note for securities or other property;

     - change the currency of any payment on a note other than as permitted by the note;

     - change the place of payment on a note, if it is in non-global form;

     - impair a Holder's right to sue for payment of any amount due on his or her note;

     - reduce the percentage in principal amount of the notes and any other affected series of notes, taken together, the approval of whose Holders is needed to change the indenture or the notes;

     - reduce the percentage in principal amount of the notes and any other affected series of notes, taken separately or together, as the case may be, the consent of whose Holders is needed to waive our compliance with the indenture or to waive defaults; and

     - change the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval.

CHANGES NOT REQUIRING APPROVAL
The second type of change does not require any approval by Holders of the Series A medium-term notes. This type is limited to clarifications and changes that would not adversely affect the notes in any material respect. We also do not need any approval to make changes that affect only debt securities to be issued under the indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular note, even if they affect other notes or debt securities. In those cases, we do not need to obtain the approval of the Holder of that note; we need only obtain any required approvals from the Holders of the affected notes or other debt securities.

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

CHANGES REQUIRING MAJORITY APPROVAL
Any other change to the indenture and the Series A medium-term notes would require the following approval:

     - If the change affects only the Series A medium-term notes, it must be approved by the Holders of a majority in principal amount of the Series A medium-term notes.

     - If the change affects the Series A medium-term notes as well as one or more other series of debt securities issued under the indenture, it must be approved by the Holders of a majority in principal amount of the Series A medium-term notes and all other series affected by the change, with the Series A medium-term notes and all the other series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the indenture. If the Holders approve a waiver of a covenant, we will not have to comply with that covenant. The Holders, however, cannot approve a waiver of any provision in a particular note, or in the indenture as it affects that note, that we cannot change without the approval of the Holder of that note as described above in "-- Changes Requiring Each Holder's Approval," unless that Holder approves the waiver.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the notes or request a waiver.

SPECIAL RULES FOR ACTION BY HOLDERS

When Holders take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules. We may apply similar rules to other series of debt securities issued under the indenture.

ONLY OUTSTANDING NOTES ARE ELIGIBLE
Only Holders of outstanding Series A medium-term notes will be eligible to participate in any action by Holders of those debt securities. Also, we will count only outstanding notes in determining whether the various percentage requirements for taking action have been met. For these purposes, a note will not be "outstanding":

     - if it has been surrendered for cancellation;

     - if we have deposited or set aside, in trust for its Holder, money for its payment or redemption;

     - if we have fully defeased it as described above under "-- Defeasance and Covenant Defeasance -- Full Defeasance"; or

     - if we or one of our affiliates, such as UBS Warburg LLC or UBS PaineWebber Inc., is the beneficial owner.

In some situations, Holders of debt securities of other series may be eligible to participate in an action by Holders of your series of the notes. In that event, we may follow special rules in calculating the principal amount of their debt securities that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a foreign currency,

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

increases over time or is not to be fixed until maturity. For any note of the kind described below, we will decide how much principal amount to attribute to the note as follows:

     - For an original issue discount note, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

     - For a note whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that note. The principal amount of a note may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

     - For notes with a principal amount denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

DETERMINING RECORD DATES FOR ACTION BY HOLDERS
We will generally be entitled to set any day as a record date for the purpose of determining the Holders that are entitled to take action under the indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by Holders. If we or the trustee set a record date for an approval or other action to be taken by Holders, that vote or action may be taken only by persons or entities who are Holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global note may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global notes may differ from those for other debt securities.

FORM, EXCHANGE AND TRANSFER

If the notes cease to be issued in global form, they will be issued:

     - only in fully registered form;

     - without interest coupons; and

     - unless we indicate otherwise in your prospectus supplement, in denominations of USD1,000 and that are multiples of USD1,000.

Holders may exchange their notes for notes of smaller denominations (subject to the limit above) or combined into fewer notes of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their notes at the office of the trustee. We have appointed the trustee to act as our agent for registering notes in the names of Holders and transferring notes. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their notes, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if our transfer agent is satisfied with the Holder's proof of legal ownership.

If we have designated additional transfer agents for your note, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

If any notes are redeemable and we redeem less than all those notes, we may block the transfer or exchange of those notes during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of Holders who will receive the mailing. We may also refuse to register transfers of or exchange any note selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any note being partially redeemed.

If a note is issued as a global note, only the depositary will be entitled to transfer and exchange the note as described in this subsection, since it will be the sole Holder of the note.

PAYMENT MECHANICS

WHO RECEIVES PAYMENTS?
If interest is due on a note on an interest payment date, we will pay the interest to the person or entity in whose name the note is registered at the close of business on the regular record date (see below) relating to the interest payment date. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the note. If principal or another amount besides interest is due on a note at maturity, we will pay the amount to the Holder of the note against surrender of the note at a proper place of payment (or, in the case of a global note, in accordance with the applicable policies of the depositary).

REGULAR RECORD DATES FOR INTEREST
Unless we specify otherwise in the applicable prospectus supplement, the regular record date relating to an interest payment date for any fixed rate note will be the 1 May or 1 November next preceding that interest payment date, and for any floating rate note will be the 15th calendar day before that interest payment date, in each case whether or not the record date is a business day. For the purpose of determining the Holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

HOW WE WILL MAKE PAYMENTS DUE IN U.S. DOLLARS
We will follow the practices described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

PAYMENTS ON GLOBAL NOTES. We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global note. An indirect holder's right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described under "--What Is a Global Note?".

PAYMENTS ON NON-GLOBAL NOTES. We will make payments on a note in non-global form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the Holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the note. All payments by check will be made in next-day funds--that is, in funds that become available on the day after the check is cashed.

Alternatively, if a non-global note has a face amount of at least USD1,000,000 and the Holder asks us to do so, we will pay any amount that becomes due on the note by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the Holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the Holder on the relevant regular record date. In the case of any other payment, payment will be made only after the note is

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their notes.

HOW WE WILL MAKE PAYMENTS DUE IN OTHER CURRENCIES
We will follow the practices described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

PAYMENTS ON GLOBAL NOTES. We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. We understand that these policies, as currently in effect at DTC, are as follows:

Unless otherwise indicated in your prospectus supplement, if you are an indirect holder of global notes denominated in a specified currency other than U.S. dollars and if you elect to receive payments in that other currency, you must notify the participant through which your interest in the global note is held of your election:

     - on or before the applicable regular record date, in the case of a payment of interest, or

     - on or before the 16th day prior to stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

You may elect to receive all or only a portion of any interest, principal or premium payment in a specified currency other than U.S. dollars.

Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to stated maturity, or on the redemption or repayment date if your note is redeemed or repaid earlier, in the case of a payment of principal or any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC's procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC's instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by you or your participant with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under "--Conversion to U.S. Dollars." We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Book-entry and other indirect holders of a global note denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

PAYMENTS ON NON-GLOBAL NOTES. Except as described in the second to last paragraph under this heading, we will make payments on notes in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the Holder and is acceptable to us and the trustee. To designate an account for wire payment, the Holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the Holder on the regular record date. In the case of any other payment, the payment will be made only after the note is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a Holder fails to give instructions as described above, we will notify the Holder at the address in the trustee's records and will make the payment within five business days after the Holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a note in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the Holder asks us to do so. To request U.S. dollar payment, the Holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the Holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Indirect holders of a note with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

CONVERSION TO U.S. DOLLARS. When we are asked by a Holder to make payments in U.S. dollars of an amount due in another currency, either on a global note or a non-global note as described above, we will determine the U.S. dollar amount the Holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed in U.S. dollars from three or, if three are not available, then two, recognized foreign exchange dealers in New York City, any of which may be the exchange rate agent, an affiliate of UBS, as of 11:00 A.M., New York City time, on the second business day before the payment date. Currency bid quotations will be requested on an aggregate basis, for all Holders of notes requesting U.S. dollar payments of amounts due on the same date in the same specified currency. The U.S. dollar amount the Holder receives will be based on the highest acceptable currency bid quotation received by the exchange rate agent. If the exchange rate agent determines that at least two acceptable currency bid quotations are not available on that second business day, the payment will be made in the specified currency.

To be acceptable, a quotation must be given as of 11:00 A.M., New York City time, on the second business day before the due date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all series of notes. If some but not all of the relevant notes are LIBOR notes or EURIBOR notes, the second preceding business day will be determined for this purpose as if none of those notes were LIBOR notes or EURIBOR notes.

A Holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

WHEN THE SPECIFIED CURRENCY IS NOT AVAILABLE. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us or cannot be paid to you due to circumstances beyond our control--such as the imposition of exchange controls or a disruption in the currency markets--we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the most recently available exchange rate.

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

For a specified currency other than U.S. dollars, the exchange rate will be the noon buying rate for cable transfers of the specified currency in New York City as quoted by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate.

The foregoing will apply to any note, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the indenture.

THE EURO. The euro may be a specified currency for some notes. On January 1, 1999, the euro became the legal currency for the 11 member states participating in the European Economic and Monetary Union. During a transition period from January 1, 1999 to December 31, 2001 and for a maximum of six months thereafter, the former national currencies of these 11 member states will continue to be legal tender in their country of issue, at rates irrevocably fixed on December 31, 1998.

EXCHANGE RATE AGENT. If we issue a note in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may select UBS Warburg LLC or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the note without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be at its sole discretion unless we state in your prospectus supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

PAYMENT WHEN OFFICES ARE CLOSED
If any payment is due on a note on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any note or the indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under "-- Special Rate Calculation Terms."

PAYING AGENT
We may appoint one or more financial institutions to act as our paying agents, at whose designated offices notes in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify you of changes in the paying agents.

SETTLEMENT MECHANICS
The settlement mechanics applicable to notes calling for physical settlement will be described in the applicable prospectus supplement.

UNCLAIMED PAYMENTS
Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a Holder will be repaid to us. After that two-year period, the Holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

--------------------------------------------------------------------------------

DESCRIPTION OF NOTES WE MAY OFFER
--------------------------------------------------------------------------------

NOTICES

Notices to be given to Holders of a global note will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to Holders of notes not in global form will be sent by mail to the respective addresses of the Holders as they appear in the trustee's records, and will be deemed given when mailed. Neither the failure to give any notice to a particular Holder, nor any defect in a notice given to a particular Holder, will affect the sufficiency of any notice given to another Holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive notices.

OUR RELATIONSHIP WITH THE TRUSTEE

U.S. Bank Trust National Association is initially serving as the trustee for the notes and all other series of debt securities to be issued under the indenture. U.S. Bank Trust National Association has provided commercial banking and other services for us and our affiliates in the past and may do so in the future. Among other things, U.S. Bank Trust National Association provides us with a line of credit, holds debt securities issued by us and serves as trustee or agent with regard to other debt obligations of UBS or its subsidiaries.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Considerations Relating to Indexed Notes

We use the term "indexed notes" to mean notes whose value is linked to an underlying property or index, including equity and credit indexed notes and credit linked notes. Indexed notes may present a high level of risk, and those who invest in some indexed notes may lose their entire investment. In addition, the treatment of indexed notes for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed note. Thus, if you propose to invest in indexed notes, you should independently evaluate the federal income tax consequences of purchasing an indexed note that apply in your particular circumstances. You should also read "U.S. Tax Considerations" for a discussion of U.S. tax matters.

INVESTORS IN INDEXED SECURITIES COULD LOSE THEIR INVESTMENT

The amount of principal and/or interest payable on an indexed note and the cash value or physical settlement value of a physically settled note will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an "index." The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on an indexed note and the cash value or physical settlement value of a physically settled note. The terms of a particular indexed note may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Thus, if you purchase an indexed note, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.

THE ISSUER OF A SECURITY OR CURRENCY THAT SERVES AS AN INDEX COULD TAKE ACTIONS THAT MAY ADVERSELY AFFECT AN INDEXED NOTE

The issuer of a note that serves as an index or part of an index for an indexed note will have no involvement in the offer and sale of the indexed note and no obligations to the Holder of the indexed note. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the Holder. Any of these actions could adversely affect the value of a note indexed to that security or to an index of which that security is a component.

If the index for an indexed note includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed note and no obligations to the Holder of the indexed note. That government may take actions that could adversely affect the value of the security. See "Considerations Relating to Notes Denominated or Payable in or Linked to a Non-U.S. Dollar Currency--Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Note" below for more information about these kinds of government actions.

AN INDEXED NOTE MAY BE LINKED TO A VOLATILE INDEX, WHICH COULD HURT YOUR INVESTMENT

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become payable on an indexed note may vary substantially from time to time. Because the amounts payable with respect to an indexed note are generally calculated based on the value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed note may be adversely affected by a fluctuation in the level of the relevant index.

--------------------------------------------------------------------------------

CONSIDERATIONS RELATING TO INDEXED NOTES
--------------------------------------------------------------------------------

The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed note.

AN INDEX TO WHICH A NOTE IS LINKED COULD BE CHANGED OR BECOME UNAVAILABLE

Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed note that is linked to the index. The indices for our indexed notes may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed notes.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed note may allow us to delay determining the amount payable as principal or interest on an indexed debt note, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a note linked to an index of this kind, the value of the note, or the rate of return on it, may be lower than it otherwise would be.

Some indexed notes are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed note of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed notes or the rates of return on them.

WE MAY ENGAGE IN HEDGING ACTIVITIES THAT COULD ADVERSELY AFFECT AN INDEXED NOTE

In order to hedge an exposure on a particular indexed note, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that note, or involving derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed note. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed note may decline.

INFORMATION ABOUT INDICES MAY NOT BE INDICATIVE OF FUTURE PERFORMANCE

If we issue an indexed note, we may include historical information about the relevant index in the applicable prospectus supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

--------------------------------------------------------------------------------

CONSIDERATIONS RELATING TO INDEXED NOTES
--------------------------------------------------------------------------------

WE MAY HAVE CONFLICTS OF INTEREST REGARDING AN INDEXED NOTE

UBS Warburg LLC, UBS PaineWebber Inc. and our other affiliates may have conflicts of interest with respect to some indexed notes. UBS Warburg LLC, UBS PaineWebber Inc. and our other affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed notes and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed notes. We and our affiliates may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more indexed securities. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed note.

UBS Warburg LLC, UBS PaineWebber Inc. or another of our affiliates may serve as calculation agent for the indexed notes and may have considerable discretion in calculating the amounts payable in respect of the notes. To the extent that UBS Warburg LLC, UBS PaineWebber Inc. or another of our affiliates calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed note based on the index or the rate of return on the note.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Considerations Relating to Notes Denominated or Payable In or Linked to a Non-U.S. Dollar Currency

If you intend to invest in a non-U.S. dollar note--e.g., a note whose principal and/or interest is payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency--you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Notes of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

AN INVESTMENT IN A NON-U.S. DOLLAR NOTE INVOLVES CURRENCY-RELATED RISKS

An investment in a non-U.S. dollar note entails significant risks that are not associated with a similar investment in a note that is payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

CHANGES IN CURRENCY EXCHANGE RATES CAN BE VOLATILE AND UNPREDICTABLE

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a note denominated in, or where value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the note, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the note to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

GOVERNMENT POLICY CAN ADVERSELY AFFECT CURRENCY EXCHANGE RATES AND AN INVESTMENT IN A NON-U.S. DOLLAR NOTE

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar notes is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-U.S. dollar note or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the note as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

--------------------------------------------------------------------------------

CONSIDERATIONS RELATING TO NOTES DENOMINATED OR PAYABLE IN OR LINKED TO A NON-U.S. DOLLAR CURRENCY
--------------------------------------------------------------------------------

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a note at its maturity or on any other payment date. In addition, the ability of a Holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

NON-U.S. DOLLAR NOTES MAY PERMIT US TO MAKE PAYMENTS IN U.S. DOLLARS OR DELAY PAYMENT IF WE ARE UNABLE TO OBTAIN THE SPECIFIED CURRENCY

Notes payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the notes comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described above under "Description of Notes We May Offer--Payment Mechanics--How We Will Make Payments Due in Other Currencies--When the Specified Currency Is Not Available." A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on notes payable in that currency.

WE WILL NOT ADJUST NON-U.S. DOLLAR NOTES TO COMPENSATE FOR CHANGES IN CURRENCY EXCHANGE RATES

Except as described above, we will not make any adjustment or change in the terms of a non-U.S. dollar note in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar notes will bear the risk that their investment may be adversely affected by these types of events.

IN A LAWSUIT FOR PAYMENT ON A NON-U.S. DOLLAR NOTE, AN INVESTOR MAY BEAR CURRENCY EXCHANGE RISK

Our notes will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a note denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a note denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar note in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular note is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

--------------------------------------------------------------------------------

CONSIDERATIONS RELATING TO NOTES DENOMINATED OR PAYABLE IN OR LINKED TO A NON-U.S. DOLLAR CURRENCY
--------------------------------------------------------------------------------

INFORMATION ABOUT EXCHANGE RATES MAY NOT BE INDICATIVE OF FUTURE PERFORMANCE

If we issue a non-U.S. dollar note, we may include in the applicable prospectus supplement a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular note.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

U.S. Tax Considerations

This section describes the material United States federal income tax consequences to United States Holders, as defined below, of owning the Series A medium-term notes and is the opinion of Sullivan & Cromwell, United States tax counsel to UBS. It applies to you only if you hold your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

-  a dealer in securities or currencies;

- a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

-  a bank;

-  a life insurance company;

-  a tax-exempt organization;

- a person who holds notes that are a hedge or that are hedged against interest rate or currency risks;

- a person who holds notes as part of a straddle or conversion transaction for tax purposes; or

-  a person whose functional currency for tax purposes is not the U.S. dollar

- except as otherwise noted under "Backup Withholding and Information Reporting," a person that is not a United States holder, as defined below.

This section deals only with notes that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning notes that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

- Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

You are a United States holder if you are a beneficial owner of a note and you are:

-  a citizen or resident of the United States;

-  a domestic corporation;

- an estate whose income is subject to United States federal income tax regardless of its source; or

- a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

PAYMENTS OF INTEREST

Except as described below in the case of interest on a discount note that is not qualified stated interest, each as defined below under "Original Issue Discount--General," you will be taxed on any interest on your note, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or it accrues, depending on your method of accounting for tax purposes. Interest we pay on the notes and

--------------------------------------------------------------------------------

U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

original issue discount, if any, accrued with respect to the notes (as described below under "Original Issue Discount") constitutes income from sources outside the United States, but, with certain exceptions, will be "passive" or "financial service income," which is treated separately from other types of income for purposes of computing the foreign tax credit limitation.

Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers. If you are a taxpayer who uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your note, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars. However, you may not treat this ordinary income gain or loss as an adjustment to the interest income you receive.

ORIGINAL ISSUE DISCOUNT

General. If you own a note, other than a short-term note with a term of one year or less, it will be treated as a discount note issued at an original issue discount if the amount by which the note's stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a note's issue price will be the first price at which a substantial amount of notes included in the issue of which the note is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A note's stated redemption price at maturity is the total of all payments provided by the note that are not payments of qualified stated interest. Generally, an interest payment on a note is qualified stated interest if it is one of a series of stated interest payments on a note that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the note. There are special rules for variable rate notes that are discussed under "--Variable Rate Notes."

--------------------------------------------------------------------------------

U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

In general, your note is not a discount note if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your note will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your note has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the note, unless you make the election described below under "--Election to Treat All Interest as Original Issue Discount." You can determine the includible amount with respect to each such payment by multiplying the total amount of your note's de minimis original issue discount by a fraction equal to:

-  the amount of the principal payment made

divided by

-  the stated principal amount of the note.

Generally, if your discount note matures more than one year from its date of issue, you must include original issue discount in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your note. More specifically, you can calculate the amount of accrued OID that you must include in income by adding the daily portions of OID with respect to your discount note for each day during the taxable year or portion of the taxable year that you hold your discount note. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your note and you may vary the length of each accrual period over the term of your note. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the note must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

- multiplying your discount note's adjusted issue price at the beginning of the accrual period by your note's yield to maturity; and then

- subtracting from this figure the sum of the payments of qualified stated interest on your note allocable to the accrual period.

You must determine the note's yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you can determine your discount note's adjusted issue price at the beginning of any accrual period by:

- adding your note's issue price and any accrued OID for each prior accrual period; and then

- subtracting any payments previously made on your note that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your note contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

--------------------------------------------------------------------------------

U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

The amount of OID allocable to the final accrual period is equal to the difference between:

- the amount payable at the maturity of your note, other than any payment of qualified stated interest; and

- your note's adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your note for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your note after the purchase date but is greater than the amount of your note's adjusted issue price, as determined above under "General," the excess is acquisition premium. If you do not make the election described below under "Election to Treat All Interest as Original Issue Discount," then you must reduce the daily portions of OID by an amount equal to:

-  the excess of your adjusted basis in the note immediately after purchase over

-  the adjusted issue price of the note

divided by

- the excess of the sum of all amounts payable (other than qualified stated interest) on the note after the purchase date over

-  the note's adjusted issue price.

Market Discount. You will be treated as if you purchased your note, other than a short-term note, at a market discount, and your note will be a market discount note if:

- in the case of an initial purchaser, you purchase your note for less than its issue price as determined above under "General"; and

- in the case of all purchasers, the note's stated redemption price at maturity or, in the case of a discount note, the note's revised issue price, exceeds the price you paid for your note by at least 1/4 of 1% of your note's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the note's maturity. To determine the revised issue price of your note for these purposes, you generally add any OID that has accrued on your note to its issue price.

If your note's stated redemption price at maturity or, in the case of a discount note, its revised issue price, exceeds the price you paid for the note by less than 1/4 of 1% multiplied by the number of complete years to the note's maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount note as ordinary income to the extent of the accrued market discount on your note. Alternatively, you may elect to include market discount in income currently over the life of your note. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount note and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your note in an amount not exceeding the accrued market discount on your note until the maturity or disposition of your note.

--------------------------------------------------------------------------------

U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

You will accrue market discount on your market discount note on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the note with respect to which it is made and you may not revoke it.

If you are an accrual-basis taxpayer, you should be aware that legislation has been proposed that would require you to include market discount in income currently over the life of your note, subject to certain limitations. We cannot say whether any such proposal will be enacted or what its effective dates might be.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your note by the amount of pre-issuance accrued interest if:

- a portion of the initial purchase price of your note is attributable to pre-issuance accrued interest;

- the first stated interest payment on your note is to be made within one year of your note's issue date; and

-  the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your note.

Notes Subject to Contingencies Including Optional Redemption. Your note is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your note by assuming that the payments will be made according to the payment schedule most likely to occur if:

- the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

-  one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your note in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your note is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the note under an alternative payment schedule or schedules, then in the case of an option or options of ours, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your note and, in the case of an option or options that you hold, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your note. If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your note for the purposes of those calculations by using any date on which your note may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your note as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your note is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your note by treating your note as having been

--------------------------------------------------------------------------------

U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

retired and reissued on the date of the change in circumstances for an amount equal to your note's adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your note using the constant-yield method described above under "General," with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under "Notes Purchased at a Premium," or acquisition premium.

If you make this election for your note, then, when you apply the constant-yield method:

-  the issue price of your note will equal your cost;

-  the issue date of your note will be the date you acquired it; and

- no payments on your note will be treated as payments of qualified stated interest.

Generally, this election will apply only to the note for which you make it; however, if the note for which this election is made has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount note, you will be treated as having made the election discussed above under "Market Discount" to include market discount in income currently over the life of all debt instruments that you currently hold or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a note or the deemed elections with respect to amortizable bond premium or market discount notes without the consent of the Internal Revenue Service.

Variable Rate Notes.  Your note will be a variable rate note if:

- your note's issue price does not exceed the total noncontingent principal payments by more than the lesser of:

     1. .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

     2.  15 percent of the total noncontingent principal payments; and

- your note provides for stated interest, compounded or paid at least annually, only at:

     1.  one or more qualified floating rates,

     2.  a single fixed rate and one or more qualified floating rates,

     3.  a single objective rate, or

     4. a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your note will have a variable rate that is a qualified floating rate if:

- variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your note is denominated; or

-  the rate is equal to such a rate multiplied by either:

     1.  a fixed multiple that is greater than 0.65 but not more than 1.35, or

--------------------------------------------------------------------------------

U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

     2. a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

- the value of the rate on any date during the term of your note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your note provides for two or more qualified floating rates that are within
0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate.

Your note will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the note or are not reasonably expected to significantly affect the yield on the note.

Your note will have a variable rate that is a single objective rate if:

-  the rate is not a qualified floating rate;

- the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

- the value of the rate on any date during the term of your note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your note will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of your note's term.

An objective rate as described above is a qualified inverse floating rate if:

-  the rate is equal to a fixed rate minus a qualified floating rate; and

- the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your note will also have a single qualified floating rate or an objective rate if interest on your note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

- the fixed rate and the qualified floating rate or objective rate have values on the issue date of the note that do not differ by more than 0.25 percentage points; or

- the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

Commercial paper rate notes, prime rate notes, LIBOR notes, EURIBOR notes, treasury rate notes, CMT rate notes, CD rate notes, federal funds rate notes, J.J. Kenny rate, and 11th district rate notes generally will be treated as variable rate notes under these rules.

In general, if your variable rate note provides for stated interest at a single qualified floating rate or objective rate (or one of those rates after a single fixed rate for an initial period), all stated interest on your note is qualified stated interest. In this case, the amount of OID, if any, is determined by using, for a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the

--------------------------------------------------------------------------------

U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your note.

If your variable rate note does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your note by:

- determining a fixed rate substitute for each variable rate provided under your variable rate note;

- constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above);

- determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

- adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate note, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your note.

If your variable rate note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate note will be treated, for purposes of the first three steps of the determination, as if your note had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate note as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-term Notes. In general, if you are an individual or other cash basis United States holder of a short-term note, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so. However, you may be required to include any stated interest in income as you receive it. If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term notes on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term note will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term notes, you will be required to defer deductions for interest on borrowings allocable to your short-term notes in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term note, including stated interest, in your short-term note's stated redemption price at maturity.

Foreign Currency Discount Notes. If your discount note is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount note

--------------------------------------------------------------------------------

U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under "-- United States Holders -- Payments of Interest." You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your note.

NOTES PURCHASED AT A PREMIUM

If you purchase your note for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your note by the amount of amortizable bond premium allocable to that year, based on your note's yield to maturity. If your note is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your note is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also "-- Original Issue Discount -- Election to Treat All Interest as Original Issue Discount."

PURCHASE, SALE AND RETIREMENT OF THE NOTES

Your tax basis in your note will generally be the U.S. dollar cost, as defined below, of your note, adjusted by:

- adding any OID or market discount, de minimis original issue discount and de minimis market discount; and then

- subtracting any payments on your note that are not qualified stated interest payments and any amortizable bond premium applied to reduce the interest on your note.

If you purchase your note with foreign currency, the U.S. dollar cost of your note will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your note is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your note will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your note equal to the difference between the amount you realize on the sale or retirement and your tax basis in your note. If your note is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on:

- the date payment is received, if you are a cash basis taxpayer and the notes are not traded on an established securities market, as defined in the applicable Treasury regulations;

- the date of disposition, if you are an accrual basis taxpayer; or

- the settlement date for the sale, if you are a cash basis taxpayer, or an accrual basis United States holder that so elects, and the notes are traded on an established securities market, as defined in the applicable Treasury regulations.

--------------------------------------------------------------------------------

U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

You will recognize capital gain or loss when you sell or retire your note, except to the extent:

- described above under "--Original Issue Discount--Short-Term Notes" or "--Market Discount";

- attributable to accrued but unpaid interest;

- the rules governing contingent payment obligations apply; or

- attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 20% where the property is held more than one year, and 18% where the property is held for more than five years.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a note as ordinary income or loss to the extent attributable to changes in exchange rates. However, you only take exchange gain or loss into account to the extent of the total gain or loss you realize on the transaction.

EXCHANGE OF AMOUNTS IN OTHER THAN U.S. DOLLARS

If you receive foreign currency as interest on your note or on the sale or retirement of your note, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase notes or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

INDEXED AND OTHER NOTES

The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to contingent foreign currency notes, notes the payments on which are determined by reference to the value of any index or stock and other notes that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate notes.

BACKUP WITHHOLDING AND INFORMATION REPORTING

In general, if you are a noncorporate United States Holder, we and other payors are required to report to the Internal Revenue Service all payments of principal, any premium and interest on your note, and the accrual of OID on a discount note. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your note before maturity within the United States. Additionally, backup withholding at a rate of 31% will apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, payment of the proceeds from the sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

- the proceeds are transferred to an account maintained by you in the United States,

- the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

--------------------------------------------------------------------------------

U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

- the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and you provide certification as to your non-United States status or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of notes effected at a foreign office of a broker will be subject to information reporting if the broker is:

- a United States person,

- a controlled foreign corporation for United States tax purposes,

- a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

- a foreign partnership, if at any time during its tax year:

     - one or more of its partners are "U.S. persons," as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

     - such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and you provide certification as to your non-United States status or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Tax Considerations Under The Laws of Switzerland

The tax information set forth below is based on the opinion of Ernst & Young Ltd., dated 8 November 2000, and has been approved by them for its accuracy. In this section, we summarize the principal tax consequences under the laws of Switzerland of owning your note. You should also read the section of your prospectus supplement concerning taxation under the laws of Switzerland before you purchase a note, as the tax consequences of owning your note may differ in some respects than as described in this summary.

We will book the notes in one of our branches that is not a resident in Switzerland. We do not plan to use the proceeds of the sale of notes in Switzerland. Therefore, under applicable Swiss law, we do not expect your notes to be subject to the Swiss federal stamp duty on securities.

Under present law, a Holder of a note who (i) is not a resident of Switzerland,
(ii) during the relevant taxable years has not engaged in a trade or business through a permanent establishment within Switzerland, and (iii) is not subject to taxation by Switzerland for any other reason, will not have to pay any federal, cantonal or municipal income tax either on interest payments with respect to the note or on gains resulting from the sale of the note. For these reasons, we believe that payments of interest on your note, if you are not a resident of Switzerland and are not otherwise subject to taxation in Switzerland, will not be subject to Swiss income taxes. We also believe that we will not be required to withhold or deduct any amounts on account of income or other taxes, withholding or charges imposed by Switzerland or any of its political subdivisions from payment of principal of, or interest on, your notes, if you are not a resident of Switzerland and are not otherwise subject to taxation in Switzerland.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ERISA Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in debt securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit an employee benefit plan, as well as individual retirement accounts and Keogh plans subject to
Section 4975 of the Code, from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may result in excise tax or other liabilities under ERISA and Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of an employee benefit plan should also consider whether an investment in debt securities might constitute or give rise to a prohibited transaction under ERISA and the Internal Revenue Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA) generally are not subject to the requirements of ERISA or Section 4975 of the Code.

UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. and other affiliates of UBS AG may each be considered a party in interest or disqualified person with respect to many employee benefit plans. This could be the case, for example, if one of these companies is a service provider to a plan. Special caution should be exercised, therefore, before debt securities are purchased by an employee benefit plan. In particular, the fiduciary of the plan should consider whether exemptive relief is available under an applicable administrative exemption. The Department of Labor has issued five prohibited transaction class exemptions that could apply to exempt the purchase, sale and holding of debt securities from the prohibited transaction provisions of ERISA and the Code. Those class exemptions are Prohibited Transaction Exemption 96-23 (for transactions determined by in-house asset managers), Prohibited Transaction Exemption 95-60 (for certain transactions involving insurance company general accounts), Prohibited Transaction Exemption 91-38 (for certain transactions involving bank investment funds), Prohibited Transaction Exemption 90-1 (for certain transactions involving insurance company separate accounts), and Prohibited Transaction Exemption 84-14 (for certain transactions determined by independent qualified asset managers).

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing debt securities on behalf of or with "plan assets" of any employee benefit plan consult with their counsel regarding the consequences under ERISA and the Code of the acquisition of debt securities and the availability of exemptive relief under Prohibited Transaction Exemption 96-23, 95-60, 91-38, 90-1 or 84-14.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Plan of Distribution

PLAN OF DISTRIBUTION FOR THE INITIAL OFFER AND SALE OF NOTES.

We, and UBS Warburg LLC and UBS PaineWebber Inc., as the agents, have entered into a distribution agreement with respect to the notes. Subject to certain conditions, the agents have agreed to use their reasonable efforts to solicit purchases of the notes. We have the right to accept offers to purchase notes and may reject any proposed purchase of the notes. The agents may also reject any offer to purchase notes. We will pay the agents a commission on any notes sold through the agents. The commission will range from 0.100% to an estimated maximum of 2.0% of the principal amount of the notes, depending on the stated maturity of the notes.

We may also sell notes to the agents who will purchase the notes as principal for their own accounts. In that case, the agents will purchase the notes at a price equal to the issue price specified in the applicable prospectus supplement, less a discount. The discount will equal the applicable commission on an agency sale of notes with the same stated maturity.

The agents may resell any notes they purchase as principal to other brokers or dealers at a discount, which may include all or part of the discount the agents received from us. If all the notes are not sold at the initial offering price, the agents may change the offering price and the other selling terms.

We may also sell notes directly to investors. We will not pay commissions on notes we sell directly.

The agents, whether acting as agent or principal, may be deemed to be an "underwriters" within the meaning of the Securities Act of 1933. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act.

If the agents sell notes to dealers who resell to investors and the agents pay the dealers all or part of the discount or commission they receive from us, those dealers may also be deemed to be "underwriters" within the meaning of the Securities Act.

In connection with an offering, the agents may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an agent of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while an offering is in progress.

The agents may also impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the discount received by it because the agents have repurchased securities sold by or for the account of that agent in stabilizing or short-covering transactions.

These activities by the agents may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the agents at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The purchase price of the notes will be required to be paid in immediately available funds in New York City, unless otherwise indicated in your prospectus supplement.

We may appoint agents other than or in addition to UBS Warburg LLC and UBS PaineWebber Inc. with respect to the notes. Any other agents will be named in the applicable prospectus supplements and those agents will enter into the distribution agreement referred to above. The other agents may be affiliates or customers of UBS and may engage in transactions with and perform services for UBS in the ordinary course of business. UBS Warburg LLC and UBS PaineWebber Inc. may resell notes to or through another of our affiliates, as selling agents.

--------------------------------------------------------------------------------

PLAN OF DISTRIBUTION
--------------------------------------------------------------------------------

The notes are a new issue of securities, and there will be no established trading market for any note before its original issue date. We may or may not list the notes on a securities exchange or quotation system. We have been advised by UBS Warburg LLC and UBS PaineWebber Inc. that they intend to make a market in the notes. However, neither UBS Warburg LLC, UBS PaineWebber Inc. nor any of our other affiliates nor any other agent named in your prospectus supplement that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

UBS Warburg LLC and UBS PaineWebber Inc. are affiliates of UBS. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. imposes certain requirements when an NASD member such as UBS Warburg LLC or UBS PaineWebber Inc. distributes an affiliated company's debt securities. UBS Warburg LLC and UBS PaineWebber Inc. have advised UBS that this offering will comply with the applicable requirements of Rule 2720.

UBS Warburg LLC and UBS PaineWebber Inc. will not confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer.

MARKET-MAKING RESALES BY AFFILIATES

This prospectus may be used by UBS, UBS Warburg LLC, UBS PaineWebber Inc. or any other affiliate of UBS in connection with offers and sales of the notes in market-making transactions. In a market-making transaction, each of UBS, UBS Warburg LLC, UBS PaineWebber Inc. or any other affiliate of UBS may resell a note it acquires from other holders, after the original offering and sale of the note. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, UBS, UBS Warburg LLC, UBS PaineWebber Inc. or any other affiliate of UBS may act as principal or agent, including as agent for the counterparty in a transaction in which it acts as principal, or as agent for both counterparties in a transaction in which it does not act as principal. UBS, UBS Warburg LLC, UBS PaineWebber Inc. or any other affiliate of UBS may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

UBS does not expect to receive any proceeds from market-making transactions other than those it undertakes on its own. UBS does not expect that UBS Warburg LLC, UBS PaineWebber Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to UBS.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless UBS or an agent informs you in your confirmation of sale that your note is being purchased in its original offering and sale, you may assume that you are purchasing your note in a market-making transaction.

MATTERS RELATING TO INITIAL OFFERING AND MARKET-MAKING RESALES

UBS Warburg LLC and UBS PaineWebber Inc. do not expect the amount of notes held, as a result of market-making resales, by accounts over which it exercises discretionary authority to exceed, at any time, five percent of the aggregate initial offering price (that is, USD100,000,000) of all of the notes. In compliance with NASD guidelines, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate principal amount of the notes offered pursuant to this prospectus; however, it is anticipated that the maximum commission or discount to be received in any particular offering of notes will be significantly less than this amount.

In this prospectus, the term "this offering" means the initial offering of the notes made in connection with their original issuance. This term does not refer to any subsequent resales of notes in market-making transactions.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Validity of the Notes

In connection with the commencement of our Series A medium-term note program, the validity of the notes was passed upon by Sullivan & Cromwell as to matters of New York law and by Bar & Karrer as to matters of Swiss law. These opinions were based on assumptions about future actions required to be taken by UBS and the trustee in connection with the issuance and sale of each note, about the specific terms of each note and about other matters that may affect the validity of the notes but which could not be ascertained on the date of those opinions.

Experts

The consolidated balance sheets of UBS at 31 December 2000 and 1999 and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the three years in the period ended 31 December 2000 incorporated by reference into this prospectus have been audited by Ernst & Young Ltd., independent auditors, as set forth in their report thereon incorporated by reference into this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated statements of financial condition of Paine Webber Group Inc. at 31 December 1999 and 1998 and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the three years in the period ended 31 December 1999 incorporated by reference into this prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference into this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------

 72